EXECUTION COPY





                              CHASE FUNDING, INC.,

                                    Depositor

                           ADVANTA MORTGAGE CORP. USA,

                                   Subservicer

                      CHASE MANHATTAN MORTGAGE CORPORATION

                                 Master Servicer

                                       and

                                 CITIBANK, N.A.,

                                     Trustee

                     --------------------------------------


                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1998

                     --------------------------------------


             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1998-2




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                                TABLE OF CONTENTS
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ARTICLE I:  DEFINITIONS...........................................................................................1

ARTICLE II:  CONVEYANCE OF MORTGAGE LOANS;
             REPRESENTATIONS AND WARRANTIES......................................................................39
         SECTION 2.01.     Conveyance of Mortgage Loans..........................................................39
         SECTION 2.02.     Acceptance by Trustee of the Mortgage Loans...........................................42
         SECTION 2.03.     Representations, Warranties and Covenants of the Depositor............................44
         SECTION 2.04.     Representations and Warranties of the Subservicer.....................................54
         SECTION 2.05.     Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.......................................................................56
         SECTION 2.06.     Authentication and Delivery of Certificates...........................................56
         SECTION 2.07.     REMIC Election........................................................................57
         SECTION 2.08.     Covenants of the Subservicer..........................................................58
         SECTION 2.09.     Representations of the Master Servicer................................................58


ARTICLE III: ADMINISTRATION AND SERVICING
             OF MORTGAGE LOANS...................................................................................59
         SECTION 3.01.     Subservicer to Service Mortgage Loans.................................................59
         SECTION 3.02.     Subservicing; Enforcement of the Obligations of Subservicer...........................61
         SECTION 3.03.     Rights of the Depositor, the Master Servicer and the Trustee in
                           Respect of the Subservicer............................................................62
         SECTION 3.04.     Trustee to Act as Subservicer.........................................................62
         SECTION 3.05.     Collection of Mortgage Loan Payments; Collection Account;
                           Certificate Account; Distribution Account.............................................62
         SECTION 3.06.     Collection of Taxes, Assessments and Similar Items; Escrow
                           Accounts..............................................................................66
         SECTION 3.07.     Access to Certain Documentation and Information Regarding the
                           Mortgage Loans........................................................................67
         SECTION 3.08.     Permitted Withdrawals from the Collection Account, Certificate
                           Account and Distribution Account......................................................67
         SECTION 3.09.     [Reserved.]...........................................................................69
         SECTION 3.10.     Maintenance of Hazard Insurance.......................................................69
         SECTION 3.11.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.............................70
         SECTION 3.12.     Realization Upon Defaulted Mortgage Loans; Determination of
                           Excess Proceeds; Repurchase of Certain Mortgage Loans.................................72
         SECTION 3.13.     Trustee to Cooperate; Release of Mortgage Files.......................................74
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         SECTION 3.14.     Documents, Records and Funds in Possession of Subservicer to be
                           Held for the Trustee..................................................................76
         SECTION 3.15.     Servicing Compensation................................................................76
         SECTION 3.16.     Access to Certain Documentation.......................................................77
         SECTION 3.17.     Annual Statement as to Compliance.....................................................77
         SECTION 3.18.     Annual Independent Public Accountants' Servicing Statement;
                           Financial Statements..................................................................78

ARTICLE IV:  DISTRIBUTIONS; ADVANCES BY THE SUBSERVICER..........................................................78
         SECTION 4.01.     Advances..............................................................................78
         SECTION 4.02.     Reduction of Servicing Compensation in Connection with
                           Prepayment Interest Shortfalls........................................................79
         SECTION 4.03.     Distributions on the Subsidiary REMIC.................................................80
         SECTION 4.04.     Distributions.........................................................................80
         SECTION 4.05.     Monthly Statements to Certificateholders..............................................84

ARTICLE V:  THE CERTIFICATES.....................................................................................87
         SECTION 5.01.     The Certificates......................................................................87
         SECTION 5.02.     Certificate Register; Registration of Transfer and Exchange of
                           Certificates..........................................................................88
         SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.....................................92
         SECTION 5.04.     Persons Deemed Owners.................................................................93
         SECTION 5.05.     Access to List of Certificateholders' Names and Addresses.............................93
         SECTION 5.06.     Book-Entry Certificates...............................................................93
         SECTION 5.07.     Notices to Depository.................................................................95
         SECTION 5.08.     Definitive Certificates...............................................................95
         SECTION 5.09.     Maintenance of Office or Agency.......................................................95
         SECTION 5.10.     Authenticating Agents.................................................................96
         SECTION 5.11.     Appointment of Paying Agent...........................................................97
         SECTION 5.12.     The Group II Certificate Insurance Policy.............................................97
         SECTION 5.13.     Rights of the Group II Certificate Insurer to Exercise Rights of
                           Group II Class A Certificateholders...................................................99
         SECTION 5.14.     The Group II Certificate Insurer Default..............................................99
         SECTION 5.15.     Mortgage Loans, Trust Fund and Accounts Held for Benefit of the
                           Group II Certificate Insurer..........................................................99
         SECTION 5.16.     Group II Certificate Insurer Default.................................................100
         SECTION 5.17.     Rights of the Group II Certificate Insurer to Exercise Rights of
                           Group II Class A Certificateholders..................................................100
         SECTION 5.18.     Trustee To Act Solely with Consent of the Group II Certificate
                           Insurer..............................................................................100
         SECTION 5.19.     Third Party Beneficiary..............................................................101
         SECTION 5.20.     Effect of Payments by the Group II Certificate Insurer;
                           Subrogation..........................................................................101

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                                     - ii -

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         SECTION 5.21.     Indemnification......................................................................101

ARTICLE VI: THE DEPOSITOR, THE SUBSERVICER AND
            THE MASTER SERVICER.....,,,,,,......................................................................102
         SECTION 6.01.     Respective Liabilities of the Depositor, the Subservicer and the
                           Master Servicer......................................................................103
         SECTION 6.02.     Merger or Consolidation of the Depositor, the Subservicer or the
                           Master Servicer......................................................................103
         SECTION 6.03.     Limitation on Liability of the Depositor, the Master Servicer, the
                           Subservicer and Others...............................................................103
         SECTION 6.04.     Limitation on Resignation of Subservicer.............................................104
         SECTION 6.05.     Errors and Omissions Insurance; Fidelity Bonds.......................................104
         SECTION 6.06.     Compensation to the Master Servicer..................................................105

ARTICLE VII:  DEFAULT; TERMINATION OF SUBSERVICER...............................................................105
         SECTION 7.01.     Events of Default....................................................................105
         SECTION 7.02.     Trustee to Act; Appointment of Successor.............................................109
         SECTION 7.03.     Notification to Certificateholders...................................................110

ARTICLE VIII:  CONCERNING THE TRUSTEE...........................................................................110
         SECTION 8.01.     Duties of Trustee....................................................................110
         SECTION 8.02.     Certain Matters Affecting the Trustee................................................111
         SECTION 8.03.     Trustee Not Liable for Mortgage Loans................................................113
         SECTION 8.04.     Trustee May Own Certificates.........................................................113
         SECTION 8.05.     Master Servicer to Pay Trustee's Fees and Expenses...................................113
         SECTION 8.06.     Eligibility Requirements for Trustee.................................................114
         SECTION 8.07.     Resignation and Removal of Trustee...................................................114
         SECTION 8.08.     Successor Trustee....................................................................115
         SECTION 8.09.     Merger or Consolidation of Trustee...................................................116
         SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee........................................116
         SECTION 8.11.     Tax Matters..........................................................................117

ARTICLE IX:  TERMINATION........................................................................................120
         SECTION 9.01.     Termination upon Liquidation or Repurchase of all Mortgage
                           Loans................................................................................120
         SECTION 9.02.     Final Distribution on the Certificates...............................................121
         SECTION 9.03.     Additional Termination Requirements..................................................122

ARTICLE X:  MISCELLANEOUS PROVISIONS............................................................................123
         SECTION 10.01.    Amendment............................................................................123
         SECTION 10.02.    Counterparts.........................................................................124
         SECTION 10.03.    Governing Law........................................................................124
         SECTION 10.04.    Intention of Parties.................................................................125

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                                     - iii -

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         SECTION 10.05.    Notices..............................................................................125
         SECTION 10.06.    Severability of Provisions...........................................................126
         SECTION 10.07.    Assignment...........................................................................127
         SECTION 10.08.    Limitation on Rights of Certificateholders...........................................127
         SECTION 10.09.    Inspection and Audit Rights..........................................................128
         SECTION 10.10.    Certificates Nonassessable and Fully Paid............................................128

EXHIBIT A          FORM OF CERTIFICATES
EXHIBIT B          [RESERVED]
EXHIBIT C          [RESERVED]
EXHIBIT D          FORM OF CLASS R CERTIFICATE
EXHIBIT E          [RESERVED]
EXHIBIT F          MORTGAGE LOAN SCHEDULE
EXHIBIT G          [RESERVED]
EXHIBIT H          FORM OF TRUSTEE CERTIFICATION
EXHIBIT I          FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT J          FORM OF TRANSFEROR CERTIFICATE
EXHIBIT K          FORM OF INVESTMENT LETTER
EXHIBIT L          FORM OF RULE 144A LETTER
EXHIBIT M          REQUEST FOR RELEASE

                  POOLING AND SERVICING AGREEMENT, dated as of December 1, 1998, among CHASE FUNDING, INC., a New York corporation, as depositor (the "Depositor"), ADVANTA MORTGAGE CORP. USA, a Delaware corporation, as subservicer (the "Subservicer"), CHASE MANHATTAN MORTGAGE CORPORATION, a New Jersey corporation, as Master Servicer (the "Master Servicer") and CITIBANK, N.A., a national banking association, as trustee (the "Trustee").

                  The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of two REMICs. The Subsidiary REMIC will consist of all of the assets constituting the Trust Fund (other than those held by the Master REMIC) and will be evidenced by the Subsidiary REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Subsidiary REMIC) and the SR Interest as the single "residual interest" in the Subsidiary REMIC. The Trustee will hold the Subsidiary REMIC Regular Interests. The Master REMIC will consist of the Subsidiary REMIC Regular Interests and will be evidenced by the Regular Certificates (which will represent the "regular interests" in the Master REMIC) and the MR Interest as the single "residual interest" in the Master REMIC. The Class R Certificates initially will represent beneficial ownership of the SR Interest and the MR Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

                  In consideration of the mutual agreements herein contained, the Depositor, the Subservicer, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Accepted Servicing Practices: The Subservicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgage Properties are located.

                  Accrual Period: With respect to the Group I Certificates and the Class IIA-2 Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. With respect to the Class IIA-1 Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. All calculations of interest on the Group I Certificates and the Class IIA-2 Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months, and all calculations of interest on the Class IIA-1 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year.

                  Adjustment Date: As to each Group II Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

                  Advance: The aggregate of the advances required to be made by the Subservicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of (A) the aggregate of payments of principal (except with respect to the final Scheduled Payment on any Balloon Loan) and interest (net of the Servicing Fees) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date (including monthly interest on the Stated Principal Balance of a Balloon Loan remaining outstanding after the Due Date with respect to the final Scheduled Payment for such Balloon Loan) and (B) with respect to each REO Property that has not been liquidated, an amount equal to the excess, if any, of (x) one month's interest (adjusted to the Servicing
Fee) on the Stated Principal Balance of the related Mortgage Loan over (y) the net monthly rental income (if any) from such REO Property deposited in the Collection Account for such Distribution Date pursuant to Section 3.12, less the aggregate amount of any such delinquent payments that the Subservicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto.

                  Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

                  Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Date and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

                  Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, with respect to the Group I Certificates, the Group I Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the end of the preceding Due Period.

                  Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgage Property, the "Appraised Value" of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for the Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised

Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.


                  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

                  Authenticating Agent:  As defined in Section 5.10 hereof.

                  Available Funds Cap: As of any Distribution Date with respect to Loan Group II, a per annum rate equal to 12 times the quotient of (i) the total scheduled interest on the Mortgage Loans in such Loan Group based on the Net Mortgage Rates in effect on the related Due Date, less an additional 0.50% per annum divided by (ii) the Group II Class A Certificate Principal Balance.

                  Balloon Loan: A Mortgage Loan having an original term to stated maturity of 15 years which provides for level monthly payments of principal and interest based on a 30 year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

                  Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each Class of Regular Certificates constitutes a Class of Book-Entry Certificates.

                  Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York or the city in which the Master Servicer or Subservicer is located are authorized or obligated by law or executive order to be closed.

                  Certificate: Any one of the certificates of any Class executed by the Depositor and authenticated by the Authenticating Agent in substantially the forms attached hereto as exhibits.

                  Certificate Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 3.05(c) in the name of the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer and designated "Citibank,

N.A., as trustee, in trust for registered holders of Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2". Funds in the Certificate Account shall be held in trust for the Certificateholders and the Group II Certificate Insurer for the uses and purposes set forth in this Agreement.

                  Certificate Group: Either of the Group I Certificates or the Group II Class A Certificates.

                  Certificate Owner: With respect to a Book-Entry Certificate, the person that is the beneficial owner of such Book-Entry Certificate.

                  Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (ii) with respect to any Class IM-1, Class IM-2 or Class IB Certificates, any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to
Section 4.04(h).

                  Certificate Register: The register maintained pursuant to
Section 5.02 hereof.

                  Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co.), as nominee for the Depository, in the case of any Class of Regular Certificates, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

                  Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

                  Class IA-1 Certificate: Any Certificate designated as a "Class IA-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IA-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-1 Certificates.

                  Class IA-1 Current Interest: As of any Distribution Date, the interest accrued on the Class IA-1 Certificate Principal Balance during the related Accrual Period at the Class IA-1 Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-1 Certificates.

                  Class IA-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-1 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-1 Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IA-1 Pass-Through Rate for the related Accrual Period.

                  Class IA-1 Pass-Through Rate:  6.258% per annum.

                  Class IA-2 Certificate: Any Certificate designated as a "Class IA-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IA-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-2 Certificates.

                  Class IA-2 Current Interest: As of any Distribution Date, the interest accrued on the Class IA-2 Certificate Principal Balance during the related Accrual Period at the Class IA-2 Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-2 Certificates.

                  Class IA-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-2 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-2 Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IA-2 Pass-Through Rate for the related Accrual Period.

                  Class IA-2 Pass-Through Rate:  5.960% per annum.

                  Class IA-3 Certificate: Any Certificate designated as a "Class IA-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IA-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-3 Certificates.

                  Class IA-3 Current Interest: As of any Distribution Date, the interest accrued on the Class IA-3 Certificate Principal Balance during the related Accrual Period at the Class IA-3 Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-3 Certificates.

                  Class IA-3 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-3 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-3 Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IA-3 Pass-Through Rate for the related Accrual Period.

                  Class IA-3 Pass-Through Rate:  5.980% per annum.

                  Class IA-4 Certificate: Any Certificate designated as a "Class IA-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IA-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-4 Certificates.

                  Class IA-4 Current Interest: As of any Distribution Date, the interest accrued on the Class IA-4 Certificate Principal Balance during the related Accrual Period at the Class IA-4 Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-4 Certificates.

                  Class IA-4 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-4 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-4 Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IA-4 Pass-Through Rate for the related Accrual Period.

                  Class IA-4 Pass-Through Rate:  6.150% per annum.

                  Class IA-5 Certificate: Any Certificate designated as a "Class IA-5 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IA-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-5 Certificates.

                  Class IA-5 Current Interest: As of any Distribution Date, the interest accrued on the Class IA-5 Certificate Principal Balance during the related Accrual Period at the Class IA-5 Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-5 Certificates.

                  Class IA-5 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-5 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-5 Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IA-5 Pass-Through Rate for the related Accrual Period.

                  Class IA-5 Pass-Through Rate: As of any Distribution Date up to and including the Optional Termination Date for the Group I Certificates, 6.650% per annum and, as of any Distribution Date after the Optional Termination Date for the Group I Certificates, 7.150% per annum.

                  Class IA-6 Certificate: Any Certificate designated as a "Class IA-6 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IA-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-6 Certificates.

                  Class IA-6 Current Interest: As of any Distribution Date, the interest accrued on the Class IA-6 Certificate Principal Balance during the related Accrual Period at the Class IA-6 Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-6 Certificates.

                  Class IA-6 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-6 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-6 Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IA-6 Pass-Through Rate for the related Accrual Period.

                  Class IA-6 Pass-Through Rate: 6.160% per annum.

                  Class IA-6 Principal Distribution Amount: As of any Distribution Date, the principal to be distributed to the Class IA-6 Certificates equal to the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class IA-6 Certificates on such Distribution Date and the denominator of which is the Group I Class A Certificate Principal

Balance, (ii) the Group I Class A Principal Distribution Amount for such Distribution Date and (iii) the Class IA-6 PDA Factor for such Distribution Date.

                  Class IA-6 PDA Factor: As of any Distribution Date set forth below, the Percentage set forth across from such Distribution Date:


      Distribution Date Occurring in                                 Percentage
      ------------------------------                                 ----------

January 1999-December 2001...........................................    0%
January 2002-December 2003...........................................    45%
January 2004-December 2004...........................................    80%
January 2005-December 2005...........................................    100%
January 2006 and thereafter .........................................    300%

                  Class IIA-1 Certificate: Any Certificate designated as a "Class IIA-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IIA-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IIA-1 Certificates.

                  Class IIA-1 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class IIA-1 Certificates is based upon the Available Funds Cap for the Group II Class A Certificates, the excess of (i) the amount of interest the Class IIA-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class IIA-1 Margin for such Distribution Date, up to the Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class IIA-1 Certificates at the Available Funds Cap for such Distribution Date, up to the Weighted Maximum Rate Cap, and (B) the Class IIA-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(f)(iv), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class IIA-1 Margin for such Distribution Date.

                  Class IIA-1 Current Interest: As of any Distribution Date, the interest accrued on the Class IIA-1 Certificate Principal Balance during the related Accrual Period at the Class IIA-1 Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIA-1 Certificates.

                  Class IIA-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIA-1 Current Interest with respect to prior Distribution Dates (excluding any Class IIA-1 Interest Carryover Amount) over (b) the amount actually distributed to the Class IIA-1 Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IIA-1 Pass-Through Rate for the related Accrual Period.

                  Class IIA-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Group II Class A Certificates, 0.51% per annum and, as of any Distribution Date after such Optional Termination Date, 1.02% per annum.

                  Class IIA-1 Pass-Through Rate: For the first Distribution Date, 6.06141% per annum. As of any Distribution Date thereafter, the least of
(i) One-Month LIBOR plus the Class IIA-1 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for the Group II Class A Certificates for such Distribution Date.

                  Class IIA-2 Certificate: Any Certificate designated as a "Class IIA-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IIA-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IIA-2 Certificates.

                  Class IIA-2 Current Interest: As of any Distribution Date, the interest accrued on the Class IIA-2 Certificate Principal Balance during the related Accrual Period at the Class IIA-2 Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIA-2 Certificates.

                  Class IIA-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIA-2 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IIA-2 Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IIA-2 Pass-Through Rate for the related Accrual Period.

                  Class IIA-2 Pass-Through Rate: 5.875% per annum.

                  Class IIA-2 Principal Distribution Amount: As of any Distribution Date prior to the Distribution Date occurring in January 2002, an amount equal to the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class IIA-2 Certificates on such Distribution Date and the denominator of which is the Group II Class A Certificate Principal Balance, (ii) the Group II Class A Principal Distribution Amount for such Distribution Date and (iii) the Class IIA-2 PDA Factor for such Distribution Date. With respect to the Distribution Date in January 2002 and each Distribution Date thereafter until the Class IIA-2 Certificate Principal Balance has been reduced to zero, the Class IIA-2 Principal Distribution Amount will be the Group II Principal Distribution Amount for such Distribution Date.

                  Class IIA-2 PDA Factor: As of any Distribution Date set forth below, the Percentage set forth across from such Distribution Date:

         Distribution Date Occurring in                              Percentage
         ------------------------------                              ----------

January 1999-March 2000...............................................   0%
April 2000-December 2001..............................................   500%

                  Class IB Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group I Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IB Certificates.

                  Class IB Certificate: Any Certificate designated as a "Class IB Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IB Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IB Certificates.

                  Class IB Current Interest: As of any Distribution Date, the interest accrued on the Class IB Certificate Principal Balance during the related Accrual Period at the Class IB Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IB Certificates.

                  Class IB Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IB Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IB Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IB Pass- Through Rate for the related Accrual Period.

                  Class IB Pass-Through Rate: The lesser of (i) 8.000% per annum and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans in Loan Group I.

                  Class IB Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IB Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IB Applied Realized Loss Amount on all previous Distribution Dates.

                  Class IM-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group I Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IM-1 Certificates.

                  Class IM-1 Certificate: Any Certificate designated as a "Class IM 1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IM-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IM-1 Certificates.

                  Class IM-1 Current Interest: As of any Distribution Date, the interest accrued on the Class IM-1 Certificate Principal Balance during the related Accrual Period at the Class IM-1 Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IM-1 Certificates.

                  Class IM-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IM Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IM Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IM-1 Pass- Through Rate for the related Accrual Period.

                  Class IM-1 Pass-Through Rate: 6.745% per annum.

                  Class IM-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IM Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IM-1 Applied Realized Loss Amount on all previous Distribution Dates.

                  Class IM-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group I Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IM-2 Certificates.

                  Class IM-2 Certificate: Any Certificate designated as a "Class IM 2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

                  Class IM-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IM-2 Certificates.

                  Class IM-2 Current Interest: As of any Distribution Date, the interest accrued on the Class IM-2 Certificate Principal Balance during the related Accrual Period at the Class IM-2 Pass-Through Rate plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IM-2 Certificates.

                  Class IM-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IM-2 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IM-2 Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the Class IM-2 Pass-Through Rate for the related Accrual Period.

                  Class IM-2 Pass-Through Rate:  7.140% per annum.

                  Class IM-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IM-2 Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IM-2 Applied Realized Loss Amount on all previous Distribution Dates.

                  Class R Certificate: Any one of the Class R Certificates executed by the Depositor and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit D.

                  Closing Date: December 18, 1998.

                  Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

                  Collection Account: The separate Eligible Account created and initially maintained by the Subservicer pursuant to Section 3.05(b) in the name of the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer and designated "Citibank, N.A., as trustee, in trust for registered holders of Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2". Funds in the Collection Account shall be held in trust for the Certificateholders and the Group II Certificate Insurer for the uses and purposes set forth in this Agreement.

                  Compensating Interest: With respect to any Mortgage Loan, an amount equal to the amount set forth in Section 4.02 hereof, to be applied to the interest portion of a Prepayment Interest Shortfall on such Mortgage Loan pursuant to Section 4.02 hereof.

                  Corporate Trust Office: The designated office of the Trustee in the State of New York where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 120 Wall Street, New York, New York 10043.

                  Corresponding Classes: With respect to Subsidiary REMIC Interest I, the Group I Certificates. With respect to Subsidiary REMIC Interest II, the Group II Class A Certificates.

                  Current Interest: Any of the Class IA-1 Current Interest, the Class IA-2 Current Interest, the Class IA-3 Current Interest, the Class IA-4 Current Interest, the Class IA-5 Current Interest, the Class IA-6 Current Interest, the Class IIA-1 Current Interest, the Class IIA-2 Current Interest, the Class IM-1 Current Interest, the Class IM-2 Current Interest or the Class IB Current Interest.

                  Cut-off Date:  December 1, 1998.

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date (or, in the case of any Mortgage Loan originated on or after the Cut-off Date, the original principal balance thereof).

                  Definitive Certificates:  As defined in Section 5.06.

                  Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

                  Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate".

                  Depositor: Chase Funding, Inc., a New York corporation, or its successor in interest.

                  Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository.

                  Depository Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

                  Distribution Account: The separate Eligible Account created and maintained by the Master Servicer pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer and designated "Citibank, N.A., as trustee, in trust for registered holders of Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2". Funds in the Distribution Account shall be held in trust for the Certificateholders and the Group II Certificate Insurer for the uses and purposes set forth in this Agreement.

                  Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in January, 1999.

                  Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

                  Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which has a rating of at least BBB- or A-2 by S&P, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates or any applicable shadow rating, as evidenced in writing in a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA Restricted Certificate: Each of the Class IM-1, Class IM-2, Class IB and Class R Certificates.

                  Event of Default:  As defined in Section 7.01 hereof.

                  Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (i) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (ii) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Subservicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  Gross Margin: The percentage set forth in the related Mortgage Note for the Mortgage Loans in Loan Group II to be added to the index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for the Group II Mortgage Loans.

                  Group I Certificate Principal Balance: The sum of the Class IA-1 Certificate Principal Balance, the Class IA-2 Certificate Principal Balance, the Class IA-3 Certificate Principal Balance, the Class IA-4 Certificate Principal Balance, the Class IA-5 Certificate Principal Balance, the Class IA-6 Certificate Principal Balance, the Class IM-1 Certificate Principal Balance, the Class IM-2 Certificate Principal Balance and the Class IB Certificate Principal Balance.

                  Group I Certificates: Any of the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IM-1, Class IM-2 or Class IB Certificates.

                  Group I Class A Certificate Principal Balance: The sum of the Class IA-1 Certificate Principal Balance, the Class IA-2 Certificate Principal Balance, the Class IA-3 Certificate Principal Balance, the Class IA-4 Certificate Principal Balance, the Class IA-5 Certificate Principal Balance and the Class IA-6 Certificate Principal Balance.

                  Group I Class A Certificates: Any of the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 or Class IA-6 Certificates.

                  Group I Class A Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or any Distribution Date on which a Group I Trigger Event has occurred, 100% of the Group I Principal Distribution Amount for such Distribution Date and (ii) on or after the Group I Stepdown Date where a Group I Trigger Event has not occurred, the excess of (A) the Group I Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (I) 81.30% of the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (II) the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period less $950,000.00.

                  Group I Class IB Principal Distribution Amount: With respect to any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event has not occurred and continuing, the excess of (i) the sum of (A) the Group I Class A Certificate Principal Balance (after taking into account distribution of the Group I Class A Principal Distribution Amount on such Distribution Date), (B) the Class IM-1 Certificate Principal Balance (after taking into account distribution of the Group I Class IM-1 Distribution Amount on such Distribution Date), (C) the Class IM-2 Certificate Principal Balance (after taking into account distribution of the Group I Class IM-2 Principal Distribution Amount for such Distribution Date), and (D) the Class IB Certificate Principal Balance immediately prior to such Distribution Date over
(ii) the lesser of (A) 97.80% of the Stated Principal Balance of the Group I Mortgage Loans as of the end of the preceding Due Period and (B) the Stated Principal Balances of the Group I Mortgage Loans as of the end of the preceding Due Period less $950,000.00, provided, however, that after the Group I Class A Certificate Principal Balance, the Class IM-1 Certificate Principal Balance and the Class IM-2 Certificate Principal Balance has been reduced to zero, the Group I Class IB Principal Distribution Amount for such Distribution Date will equal 100% of the Group I Principal Distribution Amount for such Distribution Date.

                  Group I Class IM-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Group I Stepdown Date, 100% of the Group I Principal Distribution Amount for such Distribution Date if the Group I Class A Certificate Principal Balance has been reduced to zero and a Group I Trigger Event has occurred and is continuing, or, if any of the Group I Class A Certificates are still outstanding and as long as a Group I Trigger Event has not occurred and is not continuing, the excess of (i) the sum of (A) the Group I Class A Certificate Principal Balance (after taking into account distributions of the Group I Class A Principal Distribution Amount on such Distribution Date) and (B) the Class IM-1 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 89.80% of the Stated Principal Balances of the Group I Mortgage Loans as of the end of the preceding Due Period and (B) the Stated Principal Balances for the Group I Mortgage Loans as of the end of the preceding Due Period less $950,000.00. Notwithstanding the foregoing, on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each

Class of Group I Class A Certificates has been reduced to zero, the Group I Class IM-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class IM-1 Certificates and (B) 100% of the Group I Principal Distribution Amount.

                  Group I Class IM-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Group I Stepdown Date, 100% of the Group I Principal Distribution Amount for such Distribution Date if the Group I Class A Certificate Principal Balance and the Class IM-1 Certificate Principal Balance have been reduced to zero and a Group I Trigger Event has occurred and is continuing, or, if any of the Group I Class A or Class IM-1 Certificates are still outstanding and as long as a Group I Trigger Event has not occurred and is not continuing, the excess of (i) the sum of (A) the Group I Class A Certificate Principal Balance (after taking into account distributions of the Group I Class A Principal Distribution Amount on such Distribution Date), (B) the Class IM-1 Certificate Principal Balance (after taking into account distributions of the Group I Class IM-1 Principal Distribution Amount on such Distribution Date) and
(C) the Class IM-2 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 94.80% of the Stated Principal Balances of the Group I Mortgage Loans as of the end of the preceding Due Period and (B) the Stated Principal Balances for the Group I Mortgage Loans as of the end of the preceding Due Period less $950,000.00. Notwithstanding the foregoing, on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Group I Class A Certificates and the Class IM-1 Certificates has been reduced to zero, the Group I Class IM-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class IM-2 Certificates and (B) 100% of the Group I Principal Distribution Amount.

                  Group I Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (a) the Group I Interest Funds and Group II Interest Funds available for the purpose set forth in Section 4.04(e) and (f) hereof, and (b) an amount equal to (i) prior to the Group I Stepdown Date, the excess of (A) the sum of (I) the Group I Certificate Principal Balance and (II) $2,090,000.00 over (B) the Stated Principal Balance of the Group I Mortgage Loans as of the end of the preceding Due Period and (ii) on and after the Group I Stepdown Date, the excess of (A) the sum of (I) the Group I Certificate Principal Balance and (II) the greater of (x) 2.20% of the Stated Principal Balance of the Group I Mortgage Loans as of the end of the preceding Due Period and (y) $950,000.00 over (B) the Stated Principal Balance of the Group I Mortgage Loans; provided, however, that if on any Distribution Date, a Group I Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the percentage of the then-current Stated Principal Balance until the next Distribution Date on which a Group I Trigger Event is not in effect.

                  Group I Interest Funds: With respect to Group I Mortgage Loans and any Servicer Advance Date, the sum, without duplication, of (i) all scheduled interest collected during the related Due Period with respect to the Group I Mortgage Loans less the sum of (a) the Servicing Fee and (b) the Master Servicer Fee, (ii) all Advances relating to interest with respect to the Group I Mortgage Loans, (iii) all Compensating Interest with respect to the Group I Mortgage Loans and (iv) Liquidation Proceeds with respect to the Group I

Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest reimbursed during the related Due Period.

                  Group I Mortgage Loans: The pool of Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed for the life of the related Mortgage, including any Mortgage Loans delivered in replacement thereof.

                  Group I Net Rate: The weighted average Net Mortgage Rate for Mortgage Loans in Loan Group I.

                  Group I Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Group I Principal Funds for such Distribution Date and (ii) any Group I Extra Principal Distribution Amount for such Distribution Date.

                  Group I Principal Funds: With respect to the Group I Mortgage Loans, the sum, without duplication, of (i) the scheduled principal collected during the related Due Period or Advanced on or before the related Servicer Advance Date, (ii) prepayments collected in the related Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Master Servicer, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal balance of the related Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c) and (v) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal) less all Non-Recoverable Advances relating to principal reimbursed in respect of Group I Mortgage Loans and all Non-Recoverable Servicing Advances reimbursed during the related Due Period in respect of Group I Mortgage Loans.

                  Group I Required Percentage: As of any Distribution Date following a Group I Stepdown Date, the quotient of (i) the excess of (A) the Stated Principal Balances of the Group I Mortgage Loans over (B) the Certificate Principal Balance of the Group I Class A Certificates outstanding as of the preceding Servicer Advance Date and (ii) the Stated Principal Balance of the Group I Mortgage Loans.

                  Group I Stepdown Date: The later to occur of (i) the Distribution Date in January 2002 or (ii) the first Distribution Date on which
(A) the Group I Class A Certificate Principal Balance is less than or equal to
(B) 81.30% of the Stated Principal Balances of the Group I Mortgage Loans as of the end of the preceding Due Period.

                  Group I Subordinated Certificates: The Class IM-1, Class IM-2 and Class IB Certificates.

                  Group I Trigger Event: With respect to the Group I Certificates after a Group I Stepdown Date, the Distribution Date on which (A) the product of 2.5 times the quotient of (i) the aggregate Stated Principal Balance of all Group I Mortgage Loans which are 60 or more days delinquent (including, for the purposes of this calculation, Group I Mortgage Loans in foreclosure and REO Properties) and (ii) the Stated Principal Balance of the Group I Mortgage Loans as of the preceding Servicer Advance Date equals or exceeds (b) the Group I Required Percentage.

                  Group II Available Amount: With respect to any Distribution Date, the sum of the (i) Group II Interest Funds, (ii) the Group II Principal Funds and (iii) any amounts available from Group I pursuant to Section 4.04(e)(viii) for such Distribution Date less any portion thereof consisting of Insured Payments.

                  Group II Certificate Insurance Payment Account: The Group II Certificate Insurance Payment Account established in accordance with Section
5.12 hereof and maintained by the Trustee.

                  Group II Certificate Insurance Policy: The Financial Guaranty Insurance Policy No. 50760-N, and all endorsements thereto dated the Closing Date, issued by the Group II Certificate Insurer for the benefit of the Group II Certificateholders.

                  Group II Certificate Insurer: Financial Security Assurance Inc., a monoline stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

                  Group II Certificate Insurer Default: The existence and continuance of any of the following:

                  (a) the Group II Certificate Insurer shall have failed to make a required payment when due under the Group II Certificate Insurance Policy;

                  (b) the Group II Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Group II

Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Group II Certificate Insurer or of all or any material portion of its property.

                  Group II Certificate Insurer Reimbursable Amounts: With respect to any Distribution Date, any amounts then due and unpaid to the Group II Certificate Insurer on such Distribution Date pursuant to the Insurance and Indemnity Agreement.

                  Group II Class A Certificate Principal Balance: The sum of the Class IIA-1 Certificate Principal Balance and the Class IIA-2 Certificate Principal Balance.

                  Group II Class A Certificates: Either of the Class IIA-1 or Class IIA-2 Certificates.

                  Group II Class A Principal Distribution Amount: (i) With respect to any Distribution Date prior to the June 2001 Distribution Date, the amount equal to the excess of (A) the sum of (I) the Group II Class A Certificate Principal Balance and (II) the greater of (1) $13,475,000, and (2) any Step Up Spread Squeeze Test Amounts plus the Stated Principal Balance of any Group II Mortgage Loans which are 90 days or longer in delinquency (including REO Properties and including foreclosures more than 90 days delinquent but excluding foreclosures less than 90 days delinquent) as of the end of the preceding Due Period less an amount equal to the product of (y) 12 and (z) the related Group II Interest Funds less the related Group II Interest Distribution Amount (not including any Insured Amounts) and Realized Losses with respect to the Group II Mortgage Loans over (B) the Stated Principal Balance of the Group II Mortgage Loans as of the end of the preceding Due Period and (ii)(a) with respect to any Distribution Date on or after the June 2001 Distribution Date if a Group II Stepdown Event is occurring, the excess of (A) the sum of (I) the Group II Class A Certificate Principal Balance and (II) the greatest of (1) the lesser of (i) $13,475,000 and (ii) 7.00% of the Stated Principal Balance of the Group II Mortgage Loans as of the end of the preceding Due Period plus any Step Up Spread Squeeze Test Amounts, (2) the aggregate Stated Principal Balance of the three Group II Mortgage Loans having the highest current Stated Principal Balances, (3) any Step Up Spread Squeeze Test Amounts plus the Stated Principal Balance of any Group II Mortgage Loans which are 90 days or longer in delinquency (including REO Properties and including foreclosures more than 90 days delinquent but excluding foreclosures less than 90 days delinquent) as of the end of the preceding Due Period less an amount equal to the product of (y) 12 and (z) the related Group II Interest Funds less the related Group II Interest Distribution Amount (not including any Insured Amounts) and Realized Losses with respect to the Group II Mortgage Loans, and (4) $1,925,000; over (B) the Stated Principal Balance of the Group II Mortgage Loans as of the end of the preceding Due Period; and (b) with respect to any Distribution Date on or after the June 2001 Distribution Date if a Group II Stepdown Event is not occurring, the greater of (x) the amount calculated pursuant to (ii)(a) above and (y) the Group II Principal Funds for such Distribution Date plus the excess, if any, of the Group II Class A Principal Distribution Amount for the preceding Distribution Date over the Group II Principal Distribution Amount for such preceding Distribution Date; provided, however, on (A) each Distribution Date on which the amount calculated hereunder is determined pursuant to (ii) above which follow a Distribution Date on which the amount calculated hereunder was determined pursuant to (i) above or (ii)(b) above, the amount calculated pursuant to this definition shall be increased by 66 2/3% of the excess of the amount calculated pursuant to (i) above or (ii)(b) above, as applicable, over the amount calculated pursuant to (ii)(a) above and (B) on each Distribution Date immediately following a Distribution Date described in the preceding clause
(A) and on which the amount calculated hereunder is determined pursuant to (ii) above, such amount shall be increased by 33 1/3% of the excess of the amount calculated pursuant to (i) above or (ii)(b) above, as applicable, on the previous Distribution Date over the amount calculated pursuant to (ii) above on the previous Distribution Date. All references to Stated Principal Balance in this definition shall be calculated assuming that for the related Distribution Date amounts collected in respect of the Group II Mortgage Loans have been distributed on such Distribution Date.

                  Group II Extra Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Group I Interest Funds and Group II Interest Funds available for the purpose set forth in Section 4.04(e) and (f) hereof, and (b) the excess of (i) the Group II Class A Principal Distribution Amount over (ii) the Group II Principal Funds (exclusive of any portion thereof consisting of an Insured Payment relating to the amounts specified in clauses (ii) and (iii) of the definition of Insured Distribution Amount).

                  Group II Interest Distribution Amount: With respect to any Distribution Date, is equal to the Class IIA-1 Current Interest and Class IIA-2 Current Interest and any Class IIA-1 Interest Carryforward Amount and Class IIA-2 Interest Carryforward Amount less any Relief Act Shortfalls in respect of the Group II Mortgage Loans for such Distribution Date.

                  Group II Interest Funds: With respect to Group II Mortgage Loans and any Servicer Advance Date or Distribution Date, the sum, without duplication, of (i) all scheduled interest collected during the related Due Period with respect to the Group II Mortgage Loans and deposited into the Certificate Account along with any available funds deposited in the Collection Account during the related Due Period in respect of interest collections previously collected and not deposited into the Collection Account on or before the related Servicer Remittance Date less the sum of (a) the Servicing Fee with respect to the Group II Mortgage Loans and (b) the Master Servicer Fee with respect to the Group II Mortgage Loans, (ii) all Advances relating to interest with respect to the Group II Mortgage Loans, (iii) all Compensating Interest with respect to the Group II Mortgage Loans, (iv) Liquidation Proceeds with respect to the Group II Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances with respect to Group II Mortgage Loans relating to interest reimbursed during the related Due Period and
(v) the portion at any Insured Payment with respect to such Distribution Date required to pay the amounts specified in clause (i) of the definition of "Insured Distribution Amount."

                  Group II Mortgage Loans: The pool of Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable, including any Mortgage Loans delivered in replacement thereof.

                  Group II Net Rate: The weighted average Net Mortgage Rate for Group II Mortgage Loans.

                  Group II Overcollateralization Deficit: With respect to any Distribution Date, the amount, if any, by which the aggregate Certificate Principal Balance of the Group II Class A Certificates exceeds the aggregate Stated Principal Balance of the Group II Mortgage Loans in each case after giving effect to principal distributions to be made on such Distribution Date.

                  Group II Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Group II Principal Funds for such Distribution Date and (ii) any Group II Extra Principal Distribution Amount for such Distribution Date.

                  Group II Principal Funds: With respect to the Group II Mortgage Loans and any Distribution Date, the sum, without duplication, of (i) the scheduled principal collected during the related Due Period or Advanced on or before the related Servicer Advance Date and deposited into the Certificate Account on or before the Servicer Remittance Date, (ii) prepayments collected in the related Prepayment Period and deposited into the Certificate Account on or before the Servicer Remittance Date, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Master Servicer, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (v) all Liquidation Proceeds collected during the related Due Period and deposited into the Certificate Account on or before the Servicer Remittance Date (to the extent such Liquidation Proceeds related to principal) less all Non-Recoverable Advances relating to principal reimbursed in respect of Group II Mortgage Loans and all Non-Recoverable Servicing Advances reimbursed during the related Due Period in respect of Group II Mortgage Loans and (vi) the portion at any Insured Payment with respect to such Distribution Date required to pay the amounts specified in clauses (ii) and (iii) of the definition of "Insured Distribution Amount.".

                  Group II Stepdown Event: Any Distribution Date occurring on or after the June 2001 Distribution Date, on which the following three tests shall be met or such tests shall be waived by the Group II Certificate Insurer:

                  (a) Step Down Delinquency Test: The Three Month Rolling Average Delinquency Rate is less than or equal to 9%;

                  (b) Step Down Cumulative Loss Test: Cumulative Realized Losses on Group II Mortgage Loans through the month preceding the date of determination are less than or equal to the percentage of the Cut-off Date Principal Balance of the Group II Mortgage Loans listed below:


           Distribution Dates                         Cumulative Loss %
           ------------------                         -----------------

           June 2001-May 2002                               1.75%

           June 2002-May 2003                               2.25%

           June 2003-May 2004                               2.75%

          June 2004 and after                               3.25%

; and

                  (c) Step Down Rolling Loss Test: The Six Month Annualized Average Loss Rate Percentage is less than or equal to the applicable percentage listed below.


          Distribution Dates                        Six Month Annualized
          ------------------                        --------------------
                                                      Average Loss Rate
                                                      -----------------
                                                         Percentage
                                                         ----------
              June 2001-                                    0.85%
            December 2001
        January 2002 and after                              1.00%

                  Initial Adjustment Date: As to any Mortgage Loan in Loan Group II, the first Adjustment Date following the origination of such Mortgage Loan.

                  Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

                  Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

                  Insurance and Indemnity Agreement: The Insurance and Indemnity Agreement dated as of December 1, 1998 among the Group II Certificate Insurer, the Depositor and the Master Servicer, as such agreement may be amended or supplemented in accordance with the provisions thereof.

                  Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

                  Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Subservicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Subservicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses. Insurance Proceeds do not include Insured Payments.

                  Insured Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Group II Interest Distribution Amount with respect to such Distribution Date (it being understood that any preference amounts will be paid separately from the Insured Distribution Amount in accordance with the Policy), (ii) the amount of the Group II Overcollateralization Deficit, if any, with respect to such Distribution Date and (iii) with respect to the Distribution Date that is the Last Scheduled Distribution Date with respect to the Class IIA-1 or Class IIA-2 Certificates, the outstanding Certificate Principal Balance of the related Class (without duplication of the amount specified in clause (ii)).

                  Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

                  Insured Payment: With respect to any Distribution Date, an amount equal to the amount by which the Insured Distribution Amount with respect to such Distribution Date exceeds the Group II Available Amount with respect to such Distribution Date.

                  Interest Carryforward Amount: With respect to a Class of Certificates, as of any Distribution Date, the sum of (i) the excess of (a) the Current Interest for such Class of Certificates with respect to prior Distribution Dates over (b) the amount actually distributed to the such Certificates with respect to interest and (ii) interest thereon (to the extent permitted by applicable law) at the applicable pass-through rate for the related Accrual Period.

                  Interest Determination Date: With respect to the Class IIA-1 Certificates for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  Last Scheduled Distribution Date: With respect to the Class IIA-1 Certificates, the Distribution Date in September 2028. With respect to the Class IIA-2 Certificates, the Distribution Date in March 2017.

                  Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date.

                  LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

                  Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Subservicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

                  Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

                  Loan Group: Either of the Group I Mortgage Loans or the Group II Mortgage Loans.

                  Loan Group I:  The Group I Mortgage Loans.

                  Loan Group II:  The Group II Mortgage Loans.

                  Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

                  Master REMIC:  As described in the Preliminary Statement.

                  Master Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

                  Master Servicer Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable to the Master Servicer pursuant to Section
6.06 equal to the product of (a) 1/12th of the Master Servicer Fee Rate and (b) the principal balance of such Mortgage Loan immediately prior to such Distribution Date.

                  Master Servicer Fee Rate:  A per annum rate equal to 0.0073%.

                  Maximum Mortgage Rate: With respect to each Group II Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

                  Minimum Mortgage Rate: With respect to each Group II Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

                  Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

                  Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Loans: Such of the Group I Mortgage Loans and Group II Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

                  Mortgage Loan Repurchase Price: The price, calculated as set forth in Section 9.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 9.01.

                  Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit F, setting forth the following information with respect to each Mortgage Loan:

               (i)     the loan number;

              (ii)     the Appraised Value;

             (iii)     the Initial Mortgage Rate;

              (iv)     the maturity date;

               (v)     the original principal balance;

              (vi)     the Cut-off Date Principal Balance;

             (vii)     the first payment date of the Mortgage Loan;

            (viii)     the Scheduled Payment in effect as of the Cut-off Date;

              (ix)     the Loan-to-Value Ratio at origination;

               (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

              (xi)     a code indicating the property type;

             (xii)     with respect to each Group II Mortgage Loan;

                       (a)         the frequency of each Adjustment Date;

                       (b)         the next Adjustment Date;

                       (c)         the Maximum Mortgage Rate;

                       (d)         the Minimum Mortgage Rate; and

                       (e)         the Mortgage Rate as of the Cut-off Date;

                       (f)         the related Periodic Rate Cap; and

                       (g)         the Gross Margin; and

             (xiii)    the purpose of the Mortgage Loan.

                  Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

                  Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

                  Mortgaged Property: The underlying property securing a Mortgage Loan.

                  Mortgagor:  The obligor on a Mortgage Note.

                  MR Interest: The sole class of "residual interest" in the Master REMIC.

                  Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (a) the Servicing Fee Rate, (b) the Master Servicer Fee Rate and (c) in the case of a Group II Mortgage Loan, the Premium Fee Rate.

                  Non-Book-Entry Certificate: Any Certificate other than a Book Entry Certificate.

                  Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Subservicer that, in the good faith judgment of the Subservicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Subservicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Subservicer that, in the good faith judgment of the Subservicer, will not be ultimately recoverable by the Subservicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  Non-Supported Interest Shortfall:  As defined in Section 4.02.

                  Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Master Servicer or the Subservicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Master Servicer and the Trustee, as the case may be, as required by this Agreement.

                  One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Master Servicer on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date,

One-Month LIBOR for the related Accrual Period will be established by the Master Servicer as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

                  (ii) If on such Interest Determination Date fewer than two
                       Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer or the Subservicer, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, the Master Servicer and the Subservicer, (ii) not have any direct financial interest in the Depositor, the Master Servicer or the Subservicer or in any affiliate of either, and (iii) not be connected with the Depositor, the Master Servicer or the Subservicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Optional Termination: The termination of either Loan Group hereunder pursuant to the purchase of the Mortgage Loans pursuant to the last sentence of Section 9.01 hereof.

                  Optional Termination Date: With respect to either Loan Group, the Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date.

                  Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

                  Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Seller or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Seller.

                  OTS:  The Office of Thrift Supervision.

                  Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (i) Certificates theretofore canceled by the Master Servicer or delivered to the Master Servicer for cancellation;

and (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Depositor and delivered by the Master Servicer pursuant to this Agreement.

                  Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

                  Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  Paying Agent:  As defined in Section 5.11 hereof.

                  Percentage Interest:  With respect to:

                  (i) any Class, the percentage interest in the undivided beneficial ownership interest in the related Certificate Group evidenced by such Class which shall be equal to the Class Certificate Principal Balance of such Class divided by the Class Principal Balance of all Classes in such Certificate Group; and

                  (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

                  Periodic Rate Cap: As to each Group II Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

                  Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates or any applicable shadow rating by each such Rating Agency as evidenced by a letter from each Rating Agency;

                  (iii)commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates or any applicable shadow rating by each such Rating Agency as evidenced by a letter from each Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates or any applicable shadow rating by any such Rating Agency as evidenced by a letter from each Rating Agency;

                  (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates or any applicable shadow rating by any such Rating Agency as evidenced by a letter from each Rating Agency;

                  (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the rating or any applicable shadow rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

                  (ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates or any applicable shadow rating by each such Rating Agency as evidenced by a letter from each Rating Agency;

                  (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates or any applicable shadow rating by each such Rating Agency as evidenced by a letter from each Rating Agency; and

                  (xi) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates or any applicable shadow rating by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Subservicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of Master Servicer, to the effect that such investment will not adversely affect the status of the Trust Fund as a REMIC under the Code or result in imposition of a tax on the Trust Fund. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

                  Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless such Person has furnished the transferor, the Master Servicer and the Trustee with a duly completed Internal Revenue Service Form 4224 or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

                  Premium Amount: With respect to any Distribution Date, one-twelfth of the Premium Fee Rate multiplied by the aggregate Certificate Principal Balance of the Group II Class A Certificates after giving effect to principal payments to be made in respect of the Group II Class A Certificates on such Distribution Date.

                  Premium Fee Rate: With respect to each Group II Mortgage Loan, a per annum rate equal to the fraction, expressed as a percentage, the numerator of which is the product of (i) the percentage at which the premium due to the Group II Certificate Insurer accrues as set forth in the Premium Fee Letter, dated as of December 18, 1998 between the Group II Certificate Insurer and Chase Manhattan Mortgage Corporation and (ii) the Group II Class A Certificate Principal Balance and the denominator of which is the Stated Principal Balance of the Group II Mortgage Loans.

                  Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement relating to the Certificates in a Certificate Group.

                  Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal Prepayment in

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

full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.12 or 9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment or in the case of a partial Principal Prepayment on the amount of such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

                  Prepayment Period: As to any Distribution Date, the period beginning with the opening of business on the first day of the calendar month preceding the month in which such Distribution Date occurs and ending on the close of business on the last day of such month.

                  Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Subservicer in accordance with the terms of the related Mortgage Note.

                  Prospectus Supplement: The Prospectus Supplement dated December 16 , 1998 relating to the public offering of the Group I Certificates and the Group II Class A Certificates.

                  PUD:  A Planned Unit Development.

                  Purchase Price: With respect to any Mortgage Loan (x) required to be repurchased by the Seller, pursuant to Section 2.02 or 2.03 hereof or (y) that the Master Servicer has a right to purchase pursuant to Section 3.12 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances and (ii) accrued interest thereon at the applicable Net Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders.

                  Rating Agency: Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), Fitch IBCA, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's"). If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  Realized Loss: With respect to (i) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Subservicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (ii) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

                  Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

                  Reference Banks: Barclays Bank PLC, The Chase Manhattan Bank, Citibank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Master Servicer which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Master Servicer.

                  Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

                  Regular Certificate: Any one of the Group I Certificates or the Group II Class A Certificates.

                  Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  Relief Act Shortfall: With respect to any Distribution Date, for any Mortgage Loan as which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (a) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (b) one month's interest on the Stated Principal Balance of such Mortgage Loan, calculated at a rate equal to the applicable Mortgage Rate.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMIC" shall mean either of (or, as the context requires, both of) the Master REMIC or the Subsidiary REMIC created hereunder.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

                  REO Property: A Mortgaged Property acquired by the Subservicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) with respect to any Group I Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Group II Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (b) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; and (d) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (v) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (vi) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vii) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan; (viii) have the same lien priority as the Deleted Mortgage Loan;
(ix) constitute the same occupancy type as the Deleted Mortgage Loan; and (x) comply with each representation and warranty set forth in Section 2.03 hereof.

                  Request for Release: The Request for Release submitted by the Subservicer to the Trustee, substantially in the form of Exhibits M and N, as appropriate.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

                  Reserve Interest Rate: With respect to any Interest Determination Date for the Group II Class A Certificates, the rate per annum that the Master Servicer determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Master Servicer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or in the event that the Master Servicer can determine no such arithmetic mean or (ii) the lowest one-month United States dollar lending rate which New York City banks selected by the Master Servicer are quoting on such Interest Determination Date to leading European banks.

                  Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

                  Sale Agreement: The Mortgage Loan Sale Agreement dated as of December 18, 1998 between the Depositor and the Seller.

                  Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

                  Securities Act:  The Securities Act of 1933, as amended.

                  Seller: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

                  Servicer Advance Date: As to any Distribution Date, the Business Day immediately preceding the related Servicer Remittance Date.

                  Servicer Remittance Date: With respect to any Distribution Date, the 18th day of the month in which such Distribution Date occurs, or if such 18th day is not a Business Day, the Business Day preceding such 18th day.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Subservicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (iii) the conservation, management, sale and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.10.

                  Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

                  Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

                  Servicing Officer: Any officer of the Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by the Subservicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

                  Six Month Annualized Average Loss Rate Percentage Test: As of any date of determination, or fraction, expressed as a percentage, the numerator of which is two times the aggregate of all Realized Losses incurred in respect of the Group II Mortgage Loans during the preceding six (or one, two, three, four and five, in the case of the five months beginning January 1998, as applicable) calender months and the denominator of which is the aggregate unpaid principal balance of the Group II Mortgage Loans as of the close of business on the first day of the sixth preceding (or previous or second, third, fourth or fifth preceding, in the case of the five months beginning January 1998, as applicable) calender month.

                  SR Interest: The sole class of "residual interest" in the Subsidiary REMIC.

                  Startup Date:  As defined in Section 2.07 hereof.

                  Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date and each day thereafter to and including the first Distribution Date, the Cut-off Date Principal Balance thereof, and (ii) as of any Distribution Date after the first Distribution Date, such Cut-off Date Principal Balance minus the sum of (a) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to the immediately preceding Distribution Date and (y) that were received by the Subservicer as of the close of business on the Determination Date related to such preceding Distribution Date or with respect to which Advances were made on each Servicer Advance Date prior to such preceding Distribution Date and (b) all Principal Prepayments with respect to such Mortgage Loan received prior to the preceding Prepayment Period, and all Liquidation Proceeds to the extent applied by the Subservicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Subservicer as of the close of business on the Determination Date related to such preceding Distribution Date. The Stated Principal Balance of any Mortgage Loan immediately following a given Distribution Date shall be deemed to equal the Stated Principal Balance of such Mortgage Loan as of the immediately following Distribution Date, and, in particular, the Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Loan will be zero immediately following the Distribution Date following the Prepayment Period in which such Mortgage Loan becomes a Liquidated Loan.

                  Step Up Spread Squeeze Test Amount: On any Distribution Date prior to the January 2000 Distribution Date zero. On any Distribution Date from and including the January 2000 Distribution Date to and including the December 2001 Distribution Date, an amount, not less than zero, equal to the product of (A) the excess of (i) 2% over (ii) the excess of the weighted average Net Mortgage Rate for the Group II Mortgage Loans over the sum of (I) the weighted average Pass-Through Rate on the Group II Class A Certificates for the related Distribution Date plus (II) the amount of all realized Losses in respect of the Group II Mortgage Loans incurred during the related Prepayment Period, expressed as a percentage of the aggregate Stated Principal Balance of the Group II Mortgage Loans immediately prior to such Distribution Date and (B) three and (C) the aggregate Cut-off Date Principal Balance of the Group II Mortgage Loans. On any Distribution Date following the December 2001 Distribution Date, an amount not less than zero equal to the product of (A) the excess, if any, of (i) 3% over (ii) the weighted average Net Mortgage Rate for the Group II Mortgage Loans over the sum of (I) the weighted average Pass-Through Rate on the Group II Class A Certificates for the related Distribution Date plus (II) the amount of all realized Losses in respect of the Group II Mortgage Loans incurred during the related Prepayment Period, expressed as a percentage of the aggregate Stated Principal Balance of the Group II Mortgage Loans immediately prior to such Distribution Date and (B) three and (C) the aggregate Cut-off Date Principal Balance of the Group II Mortgage Loans.


                  Subservicer: Advanta Mortgage Corp. USA, a Delaware corporation, or its successor in interest.

                  Subservicing Agreement:  As defined in Section 3.02(a).

                  Subsidiary REMIC:  As described in Section 2.07.

                  Subsidiary REMIC Interest: Any one of the Subsidiary REMIC Regular Interests or the SR Interest.

                  Subsidiary REMIC Regular Interest: Any one of the "regular interests" in the Subsidiary REMIC described in Section 2.07.

                  Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

                  Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(c), the excess of (x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

                  Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and temporary Treasury regulation Section 301.6231(a)(7)-1T.

                  Three Month Rolling Average Delinquency Rate: As of any date of determination, the average percentage (based on Stated Principal Balance) of Group II Mortgage Loans which are 60 days or more Delinquent (including Mortgage Loans in foreclosure and real estate owned) as of the last day of each of the three (or one and two in the case of any date of determination prior to March 2, 1999, as applicable) most recently ended Due Periods.

                  Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

                  Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account pursuant to Section 3.05(b)(ii); (ii) the Collection Account, the Certificate Account and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loan; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

                  Trustee: Citibank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders and the Group II Certificate Insurer under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

                  Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 95% to the Group I Certificates and Group II Class A Certificates, and 5% to the Class R Certificates, with the allocation among the Group I Certificates and Group II Class A Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                  Weighted Maximum Rate Cap: As of any Distribution Date, a rate equal to (i) the weighted average of the Maximum Mortgage Rates on the Group II Mortgage Loans on such Distribution Date minus (ii) the sum of (a) the Servicing Fee Rate, (b) the Master Servicer Fee Rate and (c) the Premium Fee Rate.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 2.01.    Conveyance of Mortgage Loans.

          The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off Date).

          In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (A) (I) Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original Consolidation, Extension and Modification Agreement (or a lost note affidavit (including a copy of the original Consolidation, Extension and Modification Agreement), in either case endorsed, "Pay to the order of Citibank, N.A., as trustee, without recourse" signed by the Seller and showing a complete chain of endorsement from the originator of such Mortgage Loan to the Seller.

                  (B) The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                  (C) The original Assignment of Mortgage to "Citibank, N.A., as trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.

                  (D) The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

                  (E) Originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments of Mortgage have been recorded showing a complete chain of title from the originator to the Depositor, with evidence of recording, thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment of Mortgage together with a certificate of the Seller certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                  (F) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

                  (G) If the Mortgaged Note or Mortgage or any other material document or instrument relating to the Mortgaged Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located, a true certified copy, certified by the Seller, of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

                  If in connection with any Mortgage Loan the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office.

                  The Master Servicer shall cause to be recorded in the appropriate public recording office for real property records each Assignment of Mortgage referred to in this Section 2.01 as soon as practicable. While each Assignment of Mortgage to be recorded is being recorded, the Master Servicer shall deliver to the Trustee a photocopy of such document. If any such Assignment of Mortgage is returned unrecorded to the Master Servicer because of any defect therein, the Master Servicer shall cause such defect to be cured and such document to be recorded in accordance with this paragraph. The Depositor shall deliver or cause to be delivered each original recorded Assignment of Mortgage and intermediate assignment to the Trustee within 270 days of the Closing Date or shall deliver to the Trustee on or before such date an Officer's Certificate stating that such document has been delivered to the appropriate public recording office for recordation, but has not been returned solely because of a delay caused by such recording office. In any event, the Depositor shall use all reasonable efforts to cause each such document with evidence of recording thereon to be delivered to the Trustee within 300 days of the Closing Date.

                  The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Depositor, the Subservicer nor the Master Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor, the Subservicer and the Master Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Subservicer, for the benefit of the Trustee as the owner thereof, and the Subservicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Subservicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

                  It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.


                  In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee all of its right, title and interest assigns to the Trustee for the benefit of the Certificateholders those representations and warranties of the Seller contained in the Sale Agreement and the benefit of the repurchase obligations and the obligations of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan.

                  SECTION 2.02.   Acceptance by Trustee of the Mortgage Loans.

                  Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loans to which an exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

                  The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 90 days after the Closing Date to ascertain that all documents required by Section 2.01(A)-(E) have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit F that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days) after such finding so notify the Group II Certificate Insurer, the Subservicer, the Seller and the Depositor.

                  The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 270 days after the Closing Date to ascertain that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit F that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business
Days) after such finding so notify the Group II Certificate Insurer, the Subservicer, the Seller and the Depositor. In addition, the Trustee shall also notify the Group II Certificate Insurer, the Subservicer, the Seller and the Depositor, if (a) in examining the Mortgage Files, the documentation shows on its face (i) any adverse claim, lien or encumbrance, (ii) that any Mortgage Note was overdue or had been dishonored, (iii) any evidence on the face of any Mortgage Note or Mortgage of any security interest or other right or interest therein, or (iv) any defense against or claim to the Mortgage Note by any party or (b) the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 270 days of the Closing Date. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of
Section 2.03(c), within 90 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Trustee within 90 days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this
Section 2.02 shall be paid to the Subservicer and deposited by the Subservicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee and the Subservicer each shall keep confidential the name of each Mortgagor and neither the Trustee nor the Subservicer shall solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan. Without limiting the generality of the foregoing, from and after the Closing Date, the Subservicer agrees that it will not take any action or permit or cause any action to be taken by the Subservicer, any of its agents or affiliates, or by any independent contractors on the Subservicer's behalf, to personally, by telephone or mail, solicit the borrower or Mortgagor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Subservicer or any affiliate thereof which are directed to the general public at large, including without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this paragraph, nor is the Subservicer or any affiliate thereof prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or agent of a Mortgagor; provided, however that neither the Subservicer nor any affiliate thereof may respond to any such unsolicited request or inquiry if such unsolicited request or inquiry (including, without limitation, any verification of mortgage, payoff request or refinance inquiry) was directed to the Subservicer in the Subservicer's capacity as servicer of the related Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by the Master Servicer.

                  Within 280 days of the Closing Date, the Trustee shall deliver to the Depositor, the Group II Certificate Insurer and the Master Servicer the Trustee's Certification, substantially in the form of Exhibit H attached hereto, setting forth the status of the Mortgage Files as of such date.

                  SECTION 2.03. Representations, Warranties and Covenants of the Depositor.

                  (a) The Depositor hereby represents and warrants to the Group II Certificate Insurer and Subservicer and the Trustee as follows, as of the date hereof:

                       (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                       (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                       (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not
          (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                       (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

                       (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, that the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

                       (vi) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that on the Closing Date it has entered into the Sale Agreement with the Seller, that the Seller has made the following representations and warranties with respect to each Mortgage Loan in such Sale Agreement as of the Closing Date, which representations and warranties run to and are for the benefit of the Depositor and the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer, and as to which the Depositor has assigned to the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer, pursuant to
          Section 2.01 hereof, the right to cause the Seller to repurchase a Mortgage Loan as to which there has occurred an uncured breach of representations and warranties in accordance with the provisions of the Sale Agreement.

                       (1) The Seller is an approved seller of conventional mortgage loans for FNMA or FHLMC and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                       (2) The information set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Closing Date.

                       (3) The Seller will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans for all accounting and tax purposes.

                       (4) No Mortgage Loan is more than 59 days delinquent in payment of principal and interest, and no more than 1.60% of the Mortgage Loans are 30-59 days delinquent in the payment of principal and interest.

                       (5) No Group I Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 95.00% and no Group II Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 95.00%.

                       (6) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of non-delinquent real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally, specifically referred to in the lender's title insurance policy referred to in (14) below or referred to or otherwise considered in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

                       (7) Immediately prior to the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement and immediately upon the transfer and assignment to the Depositor, the Depositor will hold good title to, and be the sole owner of, each Mortgage Loan, free and clear of all liens, charges, encumbrances or rights of others.

                       (8) There is no delinquent tax or assessment lien against any Mortgaged Property.

                       (9) There is no valid offset, claim, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

                       (10) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien prior to, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in item (14) below.

                       (11) As of the Closing Date, to the best of the Seller's knowledge, each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

                       (12) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws.

                       (13) As of the Closing Date, neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification (except as expressly permitted above) or satisfaction with respect thereto.

                       (14) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Stated Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to FNMA or FHLMC and is in a form acceptable to FNMA or FHLMC, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien, of the Mortgage subject to the exceptions set forth in paragraph (6) above; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

                       (15) To the best of the Seller's knowledge, as of the date of origination all of the improvements that were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

                       (16) To the best of the Seller's knowledge, as of the date of origination no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, as of the date of origination all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

                       (17) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

                       (18) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid.

                       (19) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

                       (20) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                       (21) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note.

                       (22) The origination and underwriting practices used by the Seller with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage lending business.

                       (23) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

                       (24) Each Mortgage Loan contains a customary "due on sale" clause.

                       (25) At the Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item (26) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

                       (26) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

                       (27) To the best of the Seller's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

                       (28) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration.

                       (29) Each Mortgaged Property is of a type described in the Prospectus Supplement.

                       (30) Each Mortgage Loan is being serviced by the Subservicer.

                       (31) Any future advances made prior to the Cut-Off date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

                       (32) Prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to FNMA and FHLMC.

                       (33) None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan, and no Mortgage Loan is subject to a buydown or similar arrangement.

                       (34) The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties made as to the Mortgage Loans set forth in this Section 2.03(a)(vi) can be made.

                       (35) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.

                       (36)        None of the Mortgage Loans are second
                                   mortgage loans.

                       (37) Each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury regulations promulgated thereunder.

                       (38) No more than 5.0% of the Group II Mortgage Loans have an Initial Mortgage Rate greater than the Minimum Mortgage Rate.

                  (b)  [Reserved]

                  (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(a) that materially and adversely affects the interests of the Certificateholders or the Group II Certificate Insurer in any Mortgage Loan, the party discovering such breach shall, give prompt notice thereof to the other parties, the Group II Certificate Insurer and to the Seller. Pursuant to the Sale Agreement, the Seller shall within 90 days of the earlier of the discovery by or receipt of written notice by the Seller from any party or the Group II Certificate Insurer of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders or the Group II Certificate Insurer in any Mortgage Loan, cure such breach in all material respects and, if such breach is not so cured, shall, (i) if such 90- day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and shall not be affected unless it is within two years of the Startup Date. The Seller shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Subservicer to amend the Mortgage Loan Schedule, unless it cures such breach in a timely fashion pursuant to this Section 2.03, the Seller shall promptly notify the Subservicer whether the Seller intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties described in this Section that are made to the best of the Seller's knowledge, if it is discovered by any of the Seller, the Subservicer, the Master Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the related Mortgage Note, Mortgage and assignment of the Mortgage, and such other documents and agreements as are required by

Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller on such Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Trustee shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in
Section 2.03(a) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Group II Certificate Insurer and shall execute and deliver at the Seller's direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

                  For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be deposited into the Collection Account by the Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

                   In the event that a Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.08 on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05, if any, and the receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders and the Group II Certificate Insurer to the Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer and transfer the Trustee's interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Depositor respecting such breach available to Certificateholders, the Depositor or the Trustee.

                  (d) The representations and warranties set forth in Section
2.03 hereof shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer.

                   SECTION 2.04. Representations and Warranties of the Subservicer.

                  The Subservicer hereby represents and warrants to the Group II Certificate Insurer, the Depositor, the Master Servicer and the Trustee as follows, as of the date hereof:

                                 (i) The Subservicer is a duly organized
          corporation and is validly existing and in good standing under the laws of the state of its incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Subservicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                                 (ii) The Subservicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Subservicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Subservicer, enforceable against the Subservicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                                 (iii) The execution and delivery of this Agreement by the Subservicer, the servicing of the Mortgage Loans by the Subservicer under this

          Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Subservicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Subservicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Subservicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Subservicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Subservicer; and the Subservicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Subservicer's ability to perform or meet any of its obligations under this Agreement.

                                 (iv) The Subservicer is an approved Subservicer of conventional mortgage loans for FNMA or FHLMC.

                                 (v) No litigation is pending or, to the best of the Subservicer's knowledge, threatened, against the Subservicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Subservicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                                 (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of, or compliance by the Subservicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Subservicer has obtained the same.

                                 (vii) The Subservicer's computer and other systems used in servicing the Mortgage Loans currently are capable of operating in a manner so that on and after January 1, 2000 (A) the Subservicer can service the Mortgage Loans in accordance with the terms of this Agreement and (B) the Subservicer can operate its business in the same manner as it is operating on the date hereof.

                  SECTION 2.05. Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

                  (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Person making such repurchase or substitution delivers to the Trustee an Opinion of Counsel, addressed to the

Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of the Trust Fund or contributions after the Startup Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

                  (b) Upon discovery by the Depositor, the Subservicer, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Group II Certificate Insurer. In connection therewith, the Trustee shall require the Depositor, at the Depositor's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in
Section 2.03. The Trustee shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

                  SECTION 2.06. Authentication and Delivery of Certificates.

                  The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and the Group II Certificate Insurer and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates and the Group II Certificate Insurer may be adequately and effectively protected.

                  SECTION 2.07. REMIC Election.

                  (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Master REMIC and the Subsidiary REMIC as a REMIC. This Agreement shall be construed so as to carry out the intention of the parties that the Master REMIC and the Subsidiary REMIC each be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

                  (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Date" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

                  The Subsidiary REMIC will consist of all of the assets of the Trust Fund (other than the uncertificated interests issued by such REMIC). The Subsidiary REMIC will issue two interests, Subsidiary REMIC Interest I and Subsidiary REMIC Interest II, that shall be designated as regular interests of such REMIC and shall issue the SR Interest that shall be designated as the sole class of residual interest in the Subsidiary REMIC.

                  Subsidiary REMIC Interest I shall have an initial principal balance equal to the principal balance of the Group I Mortgage Loans as of the Cut Off Date, an interest rate equal to the weighted average Mortgage Rate of the Group I Mortgage Loans (net of the Servicing Fee Rate and Master Servicer Fee Rate), and pay on each Distribution Date. All Realized Losses from the Group I Mortgage Loans shall be allocated to Subsidiary Interest I and all payments of principal and interest (net of fees and expenses) received from the Group I Mortgage Loans shall be paid to Subsidiary REMIC Interest I in payment of accrued interest and principal until the principal balance of such interest is reduced to zero and any losses allocated to such interest have been reimbursed. Any excess funds shall first be applied to reimburse prior losses on the Group II Mortgage Loans and then distributed to the SR Interest.

                  Subsidiary REMIC Interest II shall have an initial principal balance equal to the principal balance of the Group II Mortgage Loans as of the Cut Off Date, an interest rate equal to the weighted average Mortgage Rate (net of the Servicing Fee Rate, the Master Servicer Fee Rate and the Premium Fee
Rate) of the Group II Mortgage Loans, and pay on each Distribution Date. All Realized Losses from the Group II Mortgage Loans shall be allocated to Subsidiary REMIC Interest II and all payments of principal and interest (net of fees and expenses) received from the Group II Mortgage Loans shall be paid to Subsidiary REMIC Interest II in payment of accrued interest and principal until the principal balance of such interest is reduced to zero and any losses allocated to such interest have been reimbursed. Any excess funds shall first be applied to reimburse prior losses on the Group I Mortgage Loans and then distributed to the SR Interest.

                  The SR Interest shall have no principal balance and shall not bear interest.

                  The assets of the Master REMIC shall be Subsidiary REMIC Interest I and Subsidiary REMIC Interest II. Each Class of Group I Certificates and each Class of Group II Class A Certificates shall be designated as regular interests in such REMIC and the MR Interest shall be designated as the sole class of residual interests in the Master REMIC.

                  The beneficial ownership of the SR Interest and the MR Interest shall be represented by the Class R Certificate.

                  (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of a Class R Certificate, by its acceptance thereof, irrevocably appoints the Master Servicer as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC for purposes of the REMIC provisions.

                  SECTION 2.08. Covenants of the Subservicer.

                  The Subservicer hereby covenants to the Depositor, the Master Servicer, the Group II Certificate Insurer and the Trustee as follows:

                  (a) the Subservicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

                  (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, the Master Servicer, the Group II Certificate Insurer or the Trustee, any affiliate of the Depositor, the Master Servicer, the Group II Certificate Insurer or the Trustee and prepared by the Subservicer pursuant to this Agreement will be inaccurate in any material respect.

                  SECTION 2.09. Representations of the Master Servicer.

          The Master Servicer represents and warrants to, and covenants with, the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer that as of the Closing Date:

                  (a) The Master Servicer is a corporation duly chartered and validly existing in good standing under the laws of the State of New Jersey and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement;

                  (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                  (c) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Subservicer and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of insured depository institutions specifically and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (d) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder;

                  (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that would materially and adversely affect the execution, delivery or enforcement of this Agreement or the ability of the Master Servicer to perform its obligations under this Agreement in accordance with the terms hereof;

                  (f) The execution and delivery of this Agreement by the Master Servicer, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Master Servicer or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement; and

                  (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same. The Master Servicer hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, that the Master Servicer had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.09 shall survive the issuance and delivery of the Certificates and shall be continuing as long as any Certificate shall be outstanding or this Agreement has been terminated.



                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

                  SECTION 3.01.  Subservicer to Service Mortgage Loans.

                  For and on behalf of the Certificateholders and the Group II Certificate Insurer, the Subservicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Subservicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Subservicer shall take no action that is inconsistent with or prejudices the interests of the Trust Fund, the Group II Certificate Insurer or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Master Servicer and the Trustee under this Agreement. The Subservicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Subservicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Subservicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Subservicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Subservicer to service and administer the Mortgage Loans, including without limitation, any powers of attorney. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Subservicer.

                  In accordance with the standards of the preceding paragraph, the Subservicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by the Subservicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  The Subservicer shall deliver a list of Servicing Officers to the Trustee and the Master Servicer by the Closing Date.

                  SECTION 3.02. Subservicing; Enforcement of the Obligations of
                                Subservicer.

                  (a) With the consent of the Group II Certificate Insurer, the Subservicer may arrange for the subservicing of any Mortgage Loan by a subservicer (each, a "subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder; provided, further, however, that the Group II Certificate Insurer's consent shall not be required for any subservicing by any affiliate of the Subservicer or the Subservicer's use of vendors which perform certain servicing functions. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Subservicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Subservicer shall remain obligated and liable to the Depositor, the Trustee, the Group II Certificate Insurer and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Subservicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Subservicer shall contain a provision giving the successor Subservicer the option to terminate such agreement in the event a successor Subservicer is appointed. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Subservicer with the same force and effect as if performed directly by the Subservicer.

                  (b) For purposes of this Agreement, the Subservicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Subservicer.

                  SECTION 3.03. Rights of the Depositor, the Master Servicer and the Trustee in Respect of the Subservicer.

                  Neither the Trustee, the Master Servicer nor the Depositor shall have any responsibility or liability for any action or failure to act by the Subservicer, and none of them is obligated to supervise the performance of the Subservicer hereunder or otherwise.

                  SECTION 3.04.  Trustee to Act as Subservicer.

                  In the event that the Subservicer shall for any reason no longer be the Subservicer hereunder (including by reason of an Event of Default), the Trustee or its designee (or other successor Subservicer designated by the Group II Certificate Insurer) shall thereupon assume all of the rights and obligations of the Subservicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Subservicer pursuant to
Section 3.10 hereof or any acts or omissions of the predecessor Subservicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof,
(iv) responsible for expenses of the Subservicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03 or the first paragraph of Section 6.02 hereof). If the Subservicer shall for any reason no longer be the Subservicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at the direction of the Group II Certificate Insurer, succeed to any rights and obligations of the Subservicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Subservicer thereunder; and the Subservicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

                  The Subservicer shall, upon request of the Trustee or the Group II Certificate Insurer, but at the expense of the Subservicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

                  SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account; Distribution Account.

                  (a) The Subservicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing,

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the Subservicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan (provided that the Subservicer shall not waive any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan without the prior written consent of the Master Servicer; provided, further, that if the Master Servicer does not respond within 3 Business Days after notice from the Subservicer, the Master Servicer shall be deemed to have consented to any action taken by the Subservicer with respect to such prepayment charges or penalty interest) and (ii) extend (with the consent of the Group II Certificate Insurer) the due dates for payments due on a Mortgage Note for a period not greater than 270 days. Notwithstanding the foregoing, with respect to clause
(ii) in the preceding sentence, the Subservicer may extend due dates of the Mortgage Loans without the Group II Certificate Insurer's consent relating to five percent (5%) of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. After notice from the Subservicer, the Group II Certificate Insurer shall have three (3) Business Days to consent; provided, however, if the Subservicer does not receive such consent, the Group II Certificate Insurer shall have deemed to have consented to any actions taken by the Subservicer with respect to such extensions. In the event of any such arrangement, the Subservicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Subservicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

                  (b) The Subservicer shall establish and initially maintain, on behalf of the Certificateholders and the Group II Certificate Insurer, the Collection Account. The Subservicer shall deposit into the Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof):

                                 (i) all payments on account of principal,
                  including Principal Prepayments, on the Mortgage Loans;

                                (ii) (a) all payments on account of interest on
                  the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than interest due on the Mortgage Loans on or prior to December 1, 1998;

                               (iii) all Liquidation Proceeds, other than
                  proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Subservicer's normal servicing procedures;

                                (iv) all Compensating Interest;


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                                 (v) any amount required to be deposited by the
                  Subservicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

                                 (vi) any amounts required to be deposited by
                  the Subservicer pursuant to Section 3.10 hereof;

                                 (vii) the Purchase Price and any Substitution
                  Adjustment Amount;

                                 (viii) all Advances made by the Subservicer
                  pursuant to Section 4.01; and

                                 (ix) any other amounts required to be deposited
                  hereunder.

                  The foregoing requirements for remittance by the Subservicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be remitted by the Subservicer. In the event that the Subservicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee, or such other institution maintaining the Collection Account, that describes the amounts deposited in error in the Collection Account. The Subservicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Subservicer.

                  (c) The Master Servicer shall establish and maintain, on behalf of the Certificateholders and the Group II Certificate Insurer, the Certificate Account. The Master Servicer shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

                                 (i) the aggregate amount withdrawn from the
                  Collection Account and required to be deposited into the Certificate Account pursuant to the second paragraph of
                  Section 3.08(a); and

                                (ii) any amount required to be deposited by the
                  Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments.

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                  The foregoing requirements for deposit by the Master Servicer into the Certificate Account shall be exclusive. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders and the Group II Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Master Servicer.

                  (d) The Master Servicer shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Master Servicer shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

                                 (i) the aggregate amount withdrawn by the
                  Master Servicer pursuant to the second paragraph of Section 3.08(b); and

                                (ii) any amount required to be deposited by the
                  Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments.

                  The foregoing requirements for remittance by the Master Servicer and deposit by the Master Servicer into the Distribution Account shall be exclusive. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 3.08 hereof, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders and the Group II Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

                  (e) Each institution that maintains the Collection Account, the Certificate Account or the Distribution Account may invest the funds in each such account, as directed by the Subservicer with respect to the Collection Account and as directed by the Master Servicer with respect to the Certificate Account and the Distribution Account, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account, the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account, then such Permitted Investment shall mature not later than such Servicer Remittance Date), (ii) in the case of the Certificate Account, the second preceding Business Day preceding the Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account, then such Permitted Investment shall mature not later than the Business Day immediately preceding such Distribution Date) and, in

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each case, shall not be sold or disposed of prior to its maturity and (iii) in the case of the Distribution Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Distribution Account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the Group II Certificate Insurer. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Subservicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Subservicer in the Collection Account out of the Subservicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account and the Distribution Account shall be for the benefit of the Master Servicer as compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Certificate Account and the Distribution Account in respect of any such investments shall be deposited by the Master Servicer, or the Trustee upon receipt from the Master Servicer, in the Certificate Account or the Distribution Account out of the Master Servicer's own funds immediately as realized. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account, the Certificate Account or the Distribution Account and made in accordance with this Section 3.05.

                  (f) The party maintaining the Collection Account, the Certificate Account or the Distribution Account, as the case may be, shall give at least 30 days advance notice to each of the other parties to this Agreement, the Group II Certificate Insurer and each Rating Agency of any proposed change of the location of the Collection Account, the Certificate Account or the Distribution Account prior to any change thereof.

                  SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

                  To the extent required by the related Mortgage Note, the Subservicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Subservicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Subservicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

                  Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Subservicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to

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refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with
Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

                  SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

                  The Subservicer shall afford the Depositor, the Group II Certificate Insurer and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Subservicer designated by it.

                  Upon reasonable advance notice in writing if required by federal regulation, the Subservicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Subservicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Subservicer in providing such reports and access.

                  SECTION 3.08. Permitted Withdrawals from the Collection Account, Certificate Account and Distribution Account.

                  (a) The Subservicer may from time to time, make withdrawals from the Collection Account for the following purposes:

                                 (i) to pay to the Subservicer (to the extent
                  not previously paid to or withheld by the Subservicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                                (ii) to reimburse the Subservicer for Advances
                  made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;


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

                               (iii) to reimburse the Subservicer for any
                  Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advance;

                                (iv) to reimburse the Subservicer from Insurance
                  Proceeds for Insured Expenses covered by the related Insurance Policy;

                                 (v) to pay the Subservicer any unpaid Servicing
                  Fees and to reimburse it for any unreimbursed Servicing Advances, the Subservicer's right to reimbursement of Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

                                (vi) to pay to the Depositor or the Master
                  Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                               (vii) to reimburse the Subservicer, the Master
                  Servicer or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 6.03 hereof;

                              (viii) to withdraw pursuant to Section 3.05 any
                  amount deposited in the Collection Account and not required to be deposited therein; and

                                (ix) to clear and terminate the Collection
                  Account upon termination of this Agreement pursuant to Section
                  9.01 hereof.

                  In addition, no later than 1:00 p.m. California Time on the Servicer Remittance Date, the Subservicer shall cause to be withdrawn from the Collection Account the Group I Interest Funds, the Group I Principal Funds, the Group II Interest Funds, the Group II Principal Funds and the Master Servicer Fee, to the extent on deposit, and such amount shall be deposited in the Certificate Account.

                  The Subservicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

                  (b) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes:

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

                                 (i) to pay the Master Servicer the Master
                  Servicer Fee;

                                (ii) to pay to the Master Servicer, as
                  additional compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

                               (iii) to withdraw pursuant to Section 3.05 any
                  amount deposited in the Certificate Account and not required to be deposited therein; and

                                (iv) to clear and terminate the Certificate
                  Account upon termination of the Agreement pursuant to Section
                  9.01 hereof.

                  In addition, no later than 1:00 p.m. California Time on the Business Day preceding the Distribution Date, the Master Servicer shall cause to be withdrawn from the Certificate Account the Group I Interest Funds, the Group I Principal Funds, the Group II Interest Funds and the Group II Principal Funds, to the extent on deposit, and such amount shall be deposited in the Distribution Account.

                  (c) The Master Servicer shall withdraw funds from the Distribution Account for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 8.11). In addition, the Master Servicer may from time to time make withdrawals from the Distribution Account for the following purposes:

                                 (i) to pay to the Master Servicer, as
                  additional compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account, as well as any amounts in respect of prepayment penalties or late payment charges, to the extent not previously remitted to the Master Servicer by the Subservicer in accordance with
                  Section 3.15;

                                (ii) to withdraw pursuant to Section 3.05 any
                  amount deposited in the Distribution Account and not required to be deposited therein; and

                               (iii) to clear and terminate the Distribution
                  Account upon termination of the Agreement pursuant to Section
                  9.01 hereof.

                  SECTION 3.09.  [Reserved.]

                  SECTION 3.10.  Maintenance of Hazard Insurance.

                  The Subservicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater

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

of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Subservicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Subservicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Subservicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Subservicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Subservicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Subservicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of
(i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

                  In the event that the Subservicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Subservicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Subservicer agrees to present, on behalf of itself, the Depositor, the Master Servicer and the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer, claims under any such blanket policy.

                  SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

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                  (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Subservicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Subservicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Subservicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Subservicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Subservicer enters such agreement) by the applicable Required Insurance Policies. The Subservicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Subservicer shall not be deemed to be in default under this
Section 3.11(a) by reason of any transfer or assumption that the Subservicer reasonably believes it is restricted by law from preventing.

                  (b) Subject to the Subservicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Subservicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Subservicer shall

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notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Subservicer as additional servicing compensation.

                  SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Repurchase of Certain Mortgage Loans.

                  (a) The Subservicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Subservicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Subservicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Subservicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If the Subservicer has knowledge that a Mortgaged Property that the Subservicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Subservicer, the Subservicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

                  With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Subservicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Subservicer shall either itself or through an agent selected by the Subservicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Subservicer deems to be in the best interest of the Subservicer and the Certificateholders and the

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Group II Certificate Insurer for the period prior to the sale of such REO
Property. The Subservicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Subservicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

                  In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Subservicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of Counsel (such Opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Subservicer, the Master Servicer or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  The decision of the Subservicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Subservicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Subservicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this

Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

                  The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Subservicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

                  The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Subservicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(v) or this Section 3.12; second, to reimburse the Subservicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

                  (b) On each Determination Date, the Subservicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

                  (c) The Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee and the Group II Certificate Insurer) to purchase for its own account from the Trust Fund any Mortgage Loan that is 91 days or more delinquent at a price equal to the Purchase Price; provided, however, that the Master Servicer may not, without the consent of the Group II Certificate Insurer purchase in aggregate more than three percent of the aggregate Cut-off Date Principal Balances of the Group II Mortgage Loans ($11,550,000); provided, further, however, that with respect to any such purchase of a Group II Mortgage Loan, the Master Servicer shall have determined, in its sole discretion (as evidenced by delivery of an officer's certificate of an officer of the Master Servicer), that such Group II Mortgage Loan has the highest loss potential (measured as a percentage of its Stated Principal Balance) of any Group II Mortgage Loan which is then 91 days or more delinquent. The Purchase Price for any Mortgage Loan purchased hereunder shall be delivered to the Trustee for deposit in the Collection Account and the Trustee, upon receipt of such deposit and a Request for Release from the Depositor in the form of Exhibit M hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                  SECTION 3.13.  Trustee to Cooperate; Release of Mortgage
                                 Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Subservicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Subservicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form of Exhibit M. Upon receipt of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Subservicer, and the Trustee or its designee shall at the Subservicer's direction execute and deliver to the Subservicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Subservicer, together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account, the Certificate Account, the Distribution Account or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Subservicer. Subject to the further limitations set forth below, the Subservicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Subservicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Trustee or its designee shall deliver the Request for Release to the Subservicer.

                  Each Request for Release may be delivered to the Trustee or its designee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Subservicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall promptly release the related Mortgage File(s) within five (5) to seven (7) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its designee to release such Mortgage Loan Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Subservicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its

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

designee shall immediately notify the Subservicer indicating the reason for such delay, but in no event shall such notification be later than five Business Days after receipt of a Request for Release. If the Subservicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Trustee or its designee's Mortgage File or the Trustee or its designee's negligent failure to execute and release documents in a timely manner, the Trustee or its designee shall be liable for such penalties or damages.

                  On each day that the Subservicer remits to the Trustee or its designee Requests for Releases pursuant to clauses (ii) or (iii) above, the Subservicer shall also submit to the Trustee or its designee a summary of the total amount of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii) above.

                  If the Subservicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Subservicer shall deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Subservicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Trustee or its designee promptly after possession thereof shall have been released by the Trustee or its designee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Subservicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit M or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or its designee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Subservicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

                  SECTION 3.14. Documents, Records and Funds in Possession of Subservicer to be Held for the Trustee.

                  All Mortgage Files and funds collected or held by, or under the control of, the Subservicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Subservicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Subservicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the

Certificate Account or Distribution Account or in any Escrow Account (as defined in Section 3.06), or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Subservicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Subservicer under this Agreement.

                  SECTION 3.15.  Servicing Compensation.

                  As compensation for its activities hereunder, the Subservicer shall be entitled to retain or direct the Trustee to withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan for the period covered by such interest payment.

                  Additional servicing compensation in the form of any Excess Proceeds, assumption fees and other similar charges, and all income and gain net of any losses realized from Permitted Investments in the Collection Account shall be retained by the Subservicer to the extent not required to be deposited in the Collection Account pursuant to Section 3.05 or 3.12(a) hereof. Prepayment penalties and late payment charges received by the Subservicer shall be remitted on the related Servicer Remittance Date by the Subservicer to the Master Servicer as part of the Master Servicer's compensation in accordance with
Section 6.06. The Subservicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and 3.12 hereof.

                  SECTION 3.16.  Access to Certain Documentation.

                  The Subservicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Subservicer designated by it. Nothing in this Section shall limit the obligation of the Subservicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Subservicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                  SECTION 3.17.  Annual Statement as to Compliance.

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

                  The Subservicer shall deliver to the Depositor, the Group II Certificate Insurer and the Trustee on or before March 15 of each year commencing March 15, 2000, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Subservicer during the preceding calendar year and of the performance of the Subservicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Subservicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each subservicer has fulfilled all its obligations under its Subservicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense, provided such statement is delivered by the Subservicer to the Trustee.

                  SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

                  On or before the later of (i) March 15 of each year, beginning with March 15, 2000 or (ii) within 30 days of the issuance of the annual audited financial statements beginning with the audit for the period ending in 1999, the Subservicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Subservicer or any affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, the Group II Certificate Insurer and the Depositor in compliance with the Uniform Single Attestation Program for Mortgage Bankers. Copies of such report shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense, provided such report is delivered by the Subservicer to the Trustee. Upon written request, the Subservicer shall provide to the Certificateholders its publicly available annual financial statements (or, for so long as Advanta Mortgage Corp. USA is the Subservicer hereunder, the Subservicer's parent company's publicly available annual financial statements), if any, promptly after they become available.

                                   ARTICLE IV

                                 DISTRIBUTIONS;
                           ADVANCES BY THE SUBSERVICER

                  SECTION 4.01.  Advances.

                  Subject to the conditions of this Article IV, the Subservicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 1:00 p.m. California time on the Servicer Advance Date in immediately available funds. The Subservicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Subservicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a NonRecoverable Advance, the Subservicer shall deliver (i) to the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the Master Servicer, each Rating Agency, the Group II Certificate Insurer and the Trustee an Officer's Certificate setting forth the basis for such determination. The Subservicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Subservicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Subservicer's obligation under this Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Subservicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

                  In lieu of making all or a portion of such Advance from its own funds, the Subservicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any Amount Held for Future Distributions has been used by the Subservicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Collection Account to the Certificate Account. Any funds so applied and transferred shall be replaced by the Subservicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Subservicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 4.01.

                  SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

                  In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Subservicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided, however, that with respect to any Distribution Date, the Subservicer's obligation to deposit any such amount is limited to an amount equal to the product of (i) one-twelfth of 0.35% and (ii) the aggregate Stated Principal Balance of the Mortgage loans with respect to such Distribution Date; and in case of such deposit, the Subservicer shall not be entitled to any recovery or reimbursement from the Depositor, the Master Servicer, the Trustee, the Trust Fund or the Certificateholders, provided, further, that to the extent that a Mortgage Rate with respect to a Mortgage Loan is limited by the Relief Act, the Subservicer's obligation to pay Compensating Interest with respect to such Mortgage Loan shall be limited to the Mortgage Rate in effect during such period. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Group I Certificates and Group II Class A Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.


                  SECTION 4.03.  Distributions on the Subsidiary REMIC.

                  On each Distribution Date, amounts on deposit in the Distribution Account shall be applied to distributions on the Subsidiary REMIC Regular Interests, in each case in an amount sufficient to make the distributions on the respective Corresponding Classes of Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

                  SECTION 4.04.  Distributions.

                  (a) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group I Interest Funds in the following order of priority:

                                 (i) to each Class of Group I Class A
          Certificates, the Current Interest and any Interest Carryforward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carryforward Amount with respect to all the Group I Class A Certificates, such amount will be distributed pro rata among each Class of the Group I Class A Certificates based on the ratio of
          (x) the Current Interest and Interest Carryforward Amount for each Class of the Group I Class A Certificates to (y) the total amount of Current Interest and any Interest Carryforward Amount for the Group I Class A Certificates;

                                 (ii) to the Class IM-1 Certificates, the Class IM-1 Current Interest and any Class IM-1 Interest Carryforward Amount;

                                 (iii) to the Class IM-2 Certificates, the Class IM-2 Current Interest and any Class IM-2 Interest Carryforward Amount;

                                 (iv) to the Class IB Certificates, the Class IB Current Interest and any Class IB Interest Carryforward Amount; and

                                 (v) any remainder pursuant to Section 4.04(e)
hereof.

                  (b) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group II Interest Funds in the following order of priority:

                                 (i) to the Group II Certificate Insurer, the
          Premium Amount;

                                 (ii) to each Class of Group II Class A
          Certificates, the Current Interest and any Interest Carryforward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carryforward Amount with respect to all the Group II Class A Certificates, such amount will be distributed pro rata among each Class of the Group II Class A Certificates based on the ratio of
          (x) the Current Interest and Interest Carryforward Amount for each Class of the Group II Class A Certificates to (y) the total amount of Current Interest and any Interest Carryforward Amount for the Group II Class A Certificates;

                                 (iii) to the Group II Certificate Insurer, the Group II Certificate Insurer Reimbursable Amounts;

                                 (iv) any remainder pursuant to Section 4.04(f) hereof.

                  (c) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group I Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to
Section 4.04(a) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

                                 (i) to the Group I Class A Certificates, the
          Group I Class A Principal Distribution Amount to be distributed first, to the Class IA-6 Certificates, the Class IA-6 Principal Distribution Amount, and then the remainder sequentially to the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and Class IA-6 Certificates, until the Certificate Principal Balances thereof have been reduced to zero; provided, however, that, on any Distribution Date on which the Group I Class A Certificate Principal Balance is equal to or greater than the Stated Principal Balances of Group I Mortgage Loans, the Group I Class A Principal Distribution Amount will be distributed pro rata based upon the Certificate Principal Balance of each such Class and not sequentially;

                                 (ii) to the Class IM-1 Certificates, the Class IM-1 Principal Distribution Amount;

                                 (iii) to the Class IM-2 Certificates, the Class IM-2 Principal Distribution Amount;

                                 (iv) to the Class IB Certificates, the Class IB Principal Distribution Amount; and

                                 (v) any remainder pursuant to Section 4.04(e) hereof.

                  (d) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group II Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to
Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

                                 (i) to the Group II Class A Certificates, the Group II Class A Principal Distribution Amount to be distributed first, to the Class IIA-2 Certificates, the Class IIA-2 Principal Distribution Amount, and then the remainder sequentially to the Class IIA-1 and Class IIA-2 Certificates, until the Certificate Principal Balances thereof have been reduced to zero; provided, however, that, on any Distribution Date on which the Group II Class A Principal Balance is equal to or greater than the Stated Principal Balances of Group II Mortgage Loans, the Group II Class A Principal Distribution Amount will be distributed pro rata based upon the Certificate Principal Balance of each such Class and not sequentially;

                                 (ii) any remainder pursuant to Section 4.04(f) hereof.

                  (e) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of the remainders pursuant to Section 4.04(a)(v) and (c)(v) in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Sections 4.04(a) and (c) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

                                 (i) for distribution as part of the Group I
          Principal Distribution Amount, the Group I Extra Principal Distribution Amount;

                                 (ii) to the Class IM-1 Certificates, the Class IM-1 Interest Carryforward Amount;

                                 (iii) to the Class IM-1 Certificates, the Class IM-1 Unpaid Realized Loss Amount;

                                 (iv) to the Class IM-2 Certificates, the Class IM-2 Interest Carryforward Amount;

                                 (v) to the Class IM-2 Certificates, the Class IM-2 Unpaid Realized Loss Amount;

                                 (vi) to the Class IB Certificates, the Class IB Interest Carryforward Amount;

                                 (vii) to the Class IB Certificates, the Class IB Unpaid Realized Loss Amount;

                                 (viii) to the extent required to make the allocations set forth in clauses (i) and (ii) of Section 4.04(f) hereof, pursuant to Section 4.04(f) hereof; and

                                 (ix) the remainder pursuant to Section 4.04(g) hereof.

                  (f) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of the remainders pursuant to Section 4.04(b)(iv) and (d)(ii) in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

                                 (i) to the Group II Certificate Insurer, any
          Group II Certificate Insurer Reimbursable Amounts not previously reimbursed and any Premium Amount not paid;

                                 (ii) for distribution as part of the Group II Principal Distribution Amount, the Group II Extra Principal Distribution Amount;

                                 (iii) to the extent required to make the allocations set forth in clauses (i) through (vii) of Section 4.04(e) hereof, pursuant to Section 4.04(e) hereof;

                                 (iv) to the Class IIA-1 Certificates, the Class IIA-1 Interest Carryover Amount for the Class IIA-1 Certificates; and

                                 (v) the remainder pursuant to Section 4.04(g) hereof.

                  (g) On each Distribution Date, the Paying Agent shall allocate the remainders pursuant to Section 4.04(e)(ix) and (f)(v) hereof, to the Class R Certificates, in respect of the Residual Interest, any remaining funds, and such distribution shall be made only after all preceding distributions shall have been made until such remainders shall have been fully distributed.

                  (h) On each Distribution Date, the Paying Agent shall allocate the Applied Realized Loss Amount for the Group I Certificates to reduce the Certificate Principal Balances of the Group I Subordinated Certificates in the following order of priority:

                                 (i) to the Class IB Certificates until the Class IB Certificate Principal Balance is reduced to zero;

                                 (ii) to the Class IM-2 Certificates until the Class IM-2 Certificate Principal Balance is reduced to zero; and

                                 (iii) to the Class IM-1 Certificates until the Class IM-1 Certificate Principal Balance is reduced to zero.

                  (i) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Paying Agent shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold 100% of a Class of Regular Certificates or Certificates with an aggregate Initial Certificate Balance of $1,000,000 or more, or, if not, by check mailed by first Class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

                  On or before 5:00 p.m. California Time on the second Business Day following each Determination Date, the Subservicer shall deliver a report to the Master Servicer in the form of a computer readable magnetic tape (or by such other means as the Subservicer and the Master Servicer may agree from time to time) containing such data and information as agreed to by the Subservicer and the Master Servicer such as to permit the Master Servicer to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date (the "Remittance Report").

                  SECTION 4.05.  Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Master Servicer shall prepare and cause to be forwarded by first Class mail to each Holder of a Class of Certificates of the Trust Fund, the Subservicer and the Depositor a statement setting forth for the Certificates:

                                 (i) the amount of the related distribution to
                  Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and(B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount, if any;

                                 (ii) the amount of such distribution to Holders of each Class allocable to interest;

                                 (iii) any Interest Carryforward Amount;

                                 (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                                 (v) the Pool Stated Principal Balance for the following Distribution Date;

                                 (vi) the related amount of the Servicing Fee paid to or retained by the Subservicer;

                                 (vii) the related amount of the Master Servicer Fee paid to or retained by the Master Servicer;

                                 (viii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

                                 (ix) the Net Mortgage Rates for each of the Group I Mortgage Loans and the Group II Mortgage Loans;

                                 (x) the amount of Advances for each Certificate Group included in the distribution on such Distribution Date;

                                 (xi) the cumulative amount of Applied Realized Loss Amounts for each Certificate Group to date;

                                 (xii) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                              (xiii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month in each Loan Group, the loan number and

          Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

                                 (xiv) the total number and principal balance of any REO Properties in each Loan Group as of the close of business on the Determination Date preceding such Distribution Date;

                                 (xv) the aggregate Stated Principal Balance of all Liquidated Loans in each Loan Group;

                                 (xvi) with respect to any Liquidated Loan in each Loan Group, the loan number and Stated Principal Balance relating thereto;

                                 (xvii) whether a Group I Trigger Event has occurred;

                                 (xviii) with respect to the Group II Class A
          Certificates, any Class IIA-1 Interest Carryover Amount with respect to such Distribution Date, any Class IIA-1 Interest Carryover Amount paid and any remaining Class IIA-1 Interest Carryover Amount.

                                 (xix) the amount of any Insured Payment with respect to such Distribution Date;

                                 (xx) the amount of any Group II Certificate
          Insurer Reimbursable Amounts paid to the Group II Certificate Insurer;

                                 (xxi) the related amount of the Premium Amount paid to the Group II Certificate Insurer; and

                                 (xxii) whether each test set forth in the definition of Group II Stepdown Event has been satisfied.

                  (b) The Master Servicer's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Subservicer. The Master Servicer will send a copy of each statement provided pursuant to this
Section 4.05 to each Rating Agency and to the Group II Certificate Insurer.

                  (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder and to the Group II Certificate Insurer, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code as from time to time in effect.

                  (d) Upon filing with the Internal Revenue Service, the Master Servicer shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

                                 (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                                 (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                                 (iii) The Prepayment Assumption and any
          interest rate assumptions used in determining the projected principal and interest cash flows described above;

                                 (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                                 (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                                 (vi) The amount and timing of any non-interest expenses of the REMIC; and

                                 (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

                  The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.11.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01.  The Certificates.

                  The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate in of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                             Minimum         Integral Multiples in       Original Certificate
   Class                  Denomination         Excess of Minimum          Principal Balance
   -----                  ------------         -----------------          -----------------
IA-1                       $25,000.00              $1,000.00                 $65,000,000.00
IA-2                       $25,000.00              $1,000.00                 $19,000,000.00
IA-3                       $25,000.00              $1,000.00                 $36,000,000.00
IA-4                       $25,000.00              $1,000.00                 $18,000,000.00
IA-5                       $25,000.00              $1,000.00                 $18,925,000.00
IA-6                       $25,000.00              $1,000.00                 $17,400,000.00
IM-1                       $25,000.00              $1,000.00                  $8,075,000.00
IM-2                       $25,000.00              $1,000.00                  $4,750,000.00
IB                         $25,000.00              $1,000.00                  $2,850,000.00
IIA-1                      $25,000.00              $1,000.00                $288,750,000.00
IIA-2                      $25,000.00              $1,000.00                 $96,250,000.00
R                             100%                    N/A                          N/A

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Depositor by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Depositor shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

                  SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

                  (a) The Master Servicer shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Master Servicer shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Master Servicer. Whenever any Certificates are so surrendered for exchange, the Depositor shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Master Servicer duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Master Servicer in accordance with the Master Servicer's customary procedures.

                  (b) No Transfer of a Class R Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Master Servicer in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Master Servicer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Subservicer or the Trustee. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Subservicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No Transfer of a Class IM-1, Class IM-2, Class IB or Class R Certificate (an "ERISA Restricted Security") shall be made unless the Master Servicer shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Master Servicer, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, (ii) if such purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, or (iii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Master Servicer and the Subservicer to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in a prohibited transaction under ERISA or the Code and will not subject the Master Servicer or the Subservicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Master Servicer or the Subservicer. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Master Servicer by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA Restricted Certificates) unless the Master Servicer shall have received from the transferee an alternative representation acceptable in form and substance to the Subservicer and the Master Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code without the delivery to the Master Servicer and the Subservicer of an Opinion of Counsel satisfactory to the Master Servicer and the Subservicer as described above shall be void and of no effect; provided, however, that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Master Servicer and the Subservicer an Opinion of Counsel satisfactory to the Master Servicer and the Subservicer to the effect that the purchase or holding of an ERISA Restricted Certificate will not result in a prohibited transaction under ERISA or the Code and will not subject the Master Servicer or the Subservicer to any obligation in addition to those expressly undertaken in this Agreement. The Master Servicer shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Master Servicer in accordance with the foregoing requirements. The Master Servicer shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Master Servicer shall be paid and delivered by the Master Servicer to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

                  (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                                 (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer of any change or impending change in its status as a Permitted Transferee.

                                 (ii) No Ownership Interest in a Class R
          Certificate may be registered on the Closing Date or thereafter transferred, and the Master Servicer shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Master Servicer under subparagraph (b) above, the Master Servicer shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                                 (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate,
          (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                                 (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Master Servicer shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Master Servicer shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Master Servicer shall be paid and delivered by the Master Servicer to the last preceding Permitted Transferee of such Certificate.

                                 (v) The Subservicer shall use its best efforts to make available, upon receipt of written request from the Master Servicer, all information necessary to compute any tax imposed under
          Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class R Certificate to any Holder who is not a Permitted Transferee.

                                 (vi) At the option of the Holder of the Class R Certificate, the SR Interest and the MR Interest may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the Trustee receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of either REMIC Pool, the SR Interest and the MR Interest shall be severed and represented by separate Certificates.

                  The restrictions on Transfers of a Class R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Master Servicer of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Master Servicer, the Depositor or the Subservicer to the effect that the elimination of such restrictions will not cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Master Servicer, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Master Servicer, the Depositor, the Trustee or the Subservicer.

                  SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen
                                 Certificates.

                  If (a) any mutilated Certificate is surrendered to the Master Servicer, or the Master Servicer receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and
(b) there is delivered to Master Servicer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Master Servicer that such Certificate has been acquired by a bona fide purchaser, the Master Servicer shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Master Servicer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Master Servicer) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Master Servicer under the terms of this Section 5.03 shall be canceled and destroyed by the Master Servicer in accordance with its standard procedures without liability on its part.

                  SECTION 5.04.  Persons Deemed Owners.

                  The Subservicer, the Master Servicer, the Group II Certificate Insurer and any agent of the Subservicer or the Master Servicer may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Subservicer, the Master Servicer nor any agent of the Subservicer or the Master Servicer shall be affected by any notice to the contrary.

                  SECTION 5.05. Access to List of Certificateholders' Names and Addresses.

                  If three or more Certificateholders (a) request such information in writing from the Master Servicer, (b) state that such Certificateholders desire to communicate with other

Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor or Subservicer shall request such information in writing from the Master Servicer, then the Master Servicer shall, within ten Business Days after the receipt of such request, provide the Depositor, the Subservicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Master Servicer, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Master Servicer shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  SECTION 5.06.  Book-Entry Certificates.

                  The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book- Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section
5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 5.08:

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Depositor, the Subservicer, the Trustee and the Master Servicer may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

                  (c) registration of the Book-Entry Certificates may not be transferred by the Master Servicer except to another Depository;

                  (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

                  (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

                  (f) the Master Servicer may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

                  (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

                  SECTION 5.07.  Notices to Depository.

                  Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Master Servicer and the Trustee shall give all such notices and communications to the Depository.

                  SECTION 5.08.  Definitive Certificates.

                  If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor advises the Master Servicer that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Master Servicer or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Master Servicer that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Master Servicer and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Master Servicer shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Master Servicer with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Master Servicer or the Master Servicer of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and the Master Servicer shall deliver such Definitive Certificates. Neither the Depositor nor the Master Servicer shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Master Servicer, to the extent applicable with respect to such Definitive Certificates and the Master Servicer shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.09. Maintenance of Office or Agency.

                  The Master Servicer will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Master Servicer initially designates its offices at c/o The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, as offices for such purposes. The Master Servicer will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                  SECTION 5.10. Authenticating Agents. (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. The Trustee hereby appoints The Chase Manhattan Bank as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed.

                  (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and any such compensation shall be payable solely by the Trustee, without any right of reimbursement from the Depositor, the Subservicer or the Trust Fund.

                  SECTION 5.11. Appointment of Paying Agent. With the consent of the Group II Certificate Insurer, the Master Servicer may appoint a Paying Agent hereunder; provided, however, that the consent of the Group II Certificate Insurer is not required in connection with the appointment of the Corporate Trust Department of The Chase Manhattan Bank as Paying Agent hereunder. In the event of any such appointment, the Master Servicer shall cause the Paying Agent to perform each of the obligations of the Paying Agent set forth herein and shall be liable to the Trustee, the Group II Certificate Insurer and the Certificateholders for failure of the Paying Agent to perform such obligations. If the Paying Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Paying Agent. The Master Servicer designates the Corporate Trust Department of The Chase Manhattan Bank as the initial Paying Agent.

                  The Master Servicer shall cause each Paying Agent other than the Trustee to execute and deliver to the Master Servicer and the Trustee on the Closing Date or, if subsequently appointed, on the date of appointment, a written instrument executed by an officer of the Paying Agent in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders and the Group II Certificate Insurer in trust for the benefit of the Certificateholders and the Group II Certificate Insurer entitled thereto until such sums shall be paid to such Certificateholders and the Group II Certificate Insurer.

                  SECTION 5.12. The Group II Certificate Insurance Policy. (a) At least two Business Days prior to each Distribution Date, the Master Servicer shall determine with respect to the immediately following Distribution Date, the Insured Payment, if any.

                  (b) If on any Distribution Date the Insured Payment is greater than zero, the Master Servicer shall complete a notice in the form of Exhibit A to the Group II Certificate Insurance Policy and submit such notice to the Group II Certificate Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Distribution Date as a claim for an Insured Payment in an amount equal to such Insured Payment.

                  (c) The Master Servicer shall establish a separate Eligible Account for the benefit of Holders of the Group II Class A Certificates and the Group II Certificate Insurer referred to herein as the "Group II Certificate Insurance Payment Account" over which the trustee shall have exclusive control and sole right of withdrawal. The Master Servicer shall deposit upon receipt any amount paid under the Group II Certificate Insurance Policy in the Group II Certificate Insurance Payment Account and distribute such amount only for purposes of payment to the Group II Class A Certificateholders for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Depositor, Subservicer, the Trustee, the Master Servicer or the Trust Fund. Amounts paid under the Group II Certificate Insurance Policy, to the extent needed to pay amounts pursuant to Sections 4.04(b), (d) or (f) shall be transferred to the Certificate Account on the related Distribution Date and disbursed by the Paying Agent to the Certificateholders in accordance with
Section 4.04. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Distribution Amount with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Certificates to be paid from funds transferred from the Group II Certificate Insurance Payment Account shall be noted as provided in paragraph (d) below in the Certificate Register and in the statement to be furnished to Holders of the Certificates. Funds held in the Group II Certificate Insurance Payment Account shall not be invested. Any funds remaining in the Group II Certificate Insurance Payment Account on the first Business Day following a Distribution Date shall be returned to the Group II Certificate Insurer pursuant to the written instructions of the Group II Certificate Insurer by the end of such Business Day.

                  (d) The Master Servicer shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Group II Certificate Insurance Policy. The Group II Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Master Servicer.

                  (e) In the event that the Master Servicer has received a certified copy of an order of the appropriate court that any portion of an Insured Distribution Amount has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Master Servicer shall so notify the Group II Certificate Insurer, shall comply with the provisions of the Group II Certificate Insurance Policy to obtain payment by the Group II Certificate Insurer of such voided Insured Distribution Amount, and shall, at the time it provides notice to the Group II Certificate Insurer, notify, by mail to the Certificateholders of the Certificates that, in the event any Certificateholder's Insured Distribution Amount is so recovered, such Certificateholder will be entitled to payment pursuant to the Group II Certificate Insurance Policy, a copy of which shall be made available through the Master Servicer, the Group II Certificate Insurer or the Group II Certificate Insurer's fiscal agent, if any, and the Master Servicer shall furnish to the Group II Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Master Servicer and subsequently recovered from the Certificateholders, and dates on which such payments were made.

                  (f) The Master Servicer shall promptly notify the Group II Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Master Servicer has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Certificateholder, by its purchase of Certificates, the Subservicer, the Depositor and the Master Servicer agree that, the Group II Certificate Insurer (so long as no Group II Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Group II Certificate Insurer shall be subrogated to, and each Certificateholder, the Depositor, the Subservicer, the Trustee and the Master Servicer hereby delegate and assign to the Group II Certificate Insurer, to the fullest extent permitted by law, the rights of the Depositor, the Subservicer, the Trustee, the Master Servicer and each Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

                  (g) The Trustee shall, upon retirement of the Certificates, furnish to the Group II Certificate Insurer a notice of such retirement, and, upon retirement of the Certificates and the expiration of the term of the Group II Certificate Insurance Policy, surrender the Group II Certificate Insurance Policy to the Group II Certificate Insurer for cancellation.

                  (h) Until such time as a Master Servicer Event of Default under Section 6.07 shall have occurred (whether or not declared), the Trustee hereby designates and appoints the Master Servicer as its lawful agent for all purposes under this Section 5.12. Such agency shall terminate immediately after the occurrence of an event of a Master Servicer Event of Default under Section 6.07.

                  SECTION 5.13. Rights of the Group II Certificate Insurer to Exercise Rights of Group II Class A Certificateholders.

                  By accepting its Certificate, each Certificateholder agrees that unless a Group II Certificate Insurer Default exists, the Group II Certificate Insurer shall be deemed to be the Group II Class A Certificateholders for all purposes (other than with respect to the receipt of payment on the Certificates) and shall have the right to exercise all rights of the Group II Class A Certificateholders under this Agreement and under the Group II Class A Certificates without any further consent of the Group II Class A Certificateholders.

                  SECTION 5.14. The Group II Certificate Insurer Default.

                  Any right (other than the right to receive the Premium Amount) conferred to the Group II Certificate Insurer shall be suspended during any period in which a Group II Certificate

Insurer Default exists. At such time as the Group II Class A Certificates are no longer outstanding hereunder, and no amounts owed to the Group II Certificate Insurer hereunder remain unpaid, the Group II Certificate Insurer's rights hereunder shall terminate. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Group II Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Group II Certificate Insurance Policy) or under applicable law.

                  SECTION 5.15. Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Group II Certificate Insurer. (a) The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Group II Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Group II Class A Certificates shall be deemed to include the Group II Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Group II Certificate Insurer for action to preserve or enforce the Group II Certificate Insurer's rights or interests under this Agreement and the Group II Class A Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Group II Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

                  ( b) The Subservicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Group II Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Group II Certificate Insurer.

                  SECTION 5.16. [RESERVED]

                  SECTION 5.17. [RESERVED]

                  SECTION 5.18. Trustee To Act Solely with Consent of the Group II Certificate Insurer.

                  Unless a Group II Certificate Insurer Default exists, the Trustee shall not, without the Group II Certificate Insurer's consent or unless directed by the Group II Certificate Insurer:

                  (a) terminate the rights and obligations of the Subservicer as Subservicer;

                  (b)  agree to any amendment of this Agreement;

                  (c) undertake any litigation.

                  SECTION 5.19. Third Party Beneficiary.

                  The parties agree that the Group II Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

                  SECTION 5.20. Effect of Payments by the Group II Certificate Insurer; Subrogation.

                  Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Certificates which is made with moneys received pursuant to the terms of the Group II Certificate Insurance Policy shall not be considered payment of the Certificates from the Trust Fund. The Depositor, the Subservicer, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Group II Certificate Insurer, the Depositor, the Subservicer, the Master Servicer or the Trustee (a) to the extent the Group II Certificate Insurer makes payments, directly or indirectly, on account or principal of or interest on the Group II Class A Certificates to the Holders of such Certificates, the Group II Certificate Insurer will be fully subrogated to, and each Certificateholder, the Subservicer, the Master Servicer and the Trustee hereby delegate and assign to the Group II Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Certificates, and (b) the Group II Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in the Insurance and Indemnity Agreement. The Trustee, the Master Servicer and the Subservicer shall cooperate in all respects with any reasonable request by the Group II Certificate Insurer for action to preserve or enforce the Group II Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                  SECTION 5.21. Indemnification.

                  The Subservicer agrees to indemnify the Master Servicer, the Seller, the Group II Certificate Insurer, the Trustee and the Depositor (individually, an "Indemnified Party," together, the "Indemnified Parties") for, and to hold such Indemnified Party or Parties, as the case may be, harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever, incurred without negligence or willful misconduct on the part of the Indemnified Party or Parties, arising out of, or in connection with, the failure by the Subservicer to perform its duties in compliance with this Agreement, including the reasonable costs and expenses (including reasonable legal fees and expenses) of the Indemnified Party or Parties defending itself against any claim in connection with the exercise or performance of any of the powers or duties of the Indemnified Party or Parties under this Agreement, provided that:

          (i) with respect to any such claim, the Indemnified Party or Parties, as the case may be, shall have given the Subservicer written notice thereof promptly after the

                  Indemnified Party or Parties, as the case may be, shall have actual knowledge thereof;

          (ii) while maintaining control over its own defense, the Indemnified Party or Parties, as the case may be, shall cooperate and consult fully with the Subservicer in preparing such defense; and

          (iii) notwithstanding anything in this Agreement to the contrary, the Subservicer shall not be liable for settlement of any claim by an Indemnified Party or Parties, as the case may be, entered into without the prior consent of the Subservicer.

                  No termination of this Agreement shall affect the obligations created by this Section 5.21 of the Subservicer to indemnify such Indemnified Party or Parties under the conditions and to the extent set forth herein. This section shall survive the termination or assignment of this Agreement.

                  Notwithstanding the foregoing, the indemnification provided by the Subservicer in this Section 5.21 shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee or the Group II Certificate Insurer at the discretion of the Certificateholders or the Group II Certificate Insurer.


                                   ARTICLE VI

                       THE DEPOSITOR, THE SUBSERVICER AND
                               THE MASTER SERVICER

                  SECTION 6.01. Respective Liabilities of the Depositor, the
                                Subservicer and the Master Servicer.

                  The Depositor, the Subservicer and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor, the
                                Subservicer or the Master Servicer.

                  The Depositor, the Subservicer and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Any Person into which the Depositor, the Subservicer or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Subservicer or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor, the Subservicer or the Master Servicer, shall be the successor of the Depositor, the Subservicer or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Subservicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC and the approval by the Group II Certificate Insurer.

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer, the Subservicer and Others.

                  None of the Depositor, the Master Servicer, the Subservicer nor any of the directors, officers, employees or agents of the Depositor, the Master Servicer or the Subservicer shall be under any liability to the Trust Fund, the Group II Certificate Insurer or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Subservicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer, the Subservicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Subservicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Subservicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Subservicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Master Servicer nor the Subservicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Master Servicer or the Subservicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Group II Certificate Insurer and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Subservicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3.08 hereof.

                  SECTION 6.04. Limitation on Resignation of Subservicer.

                  The Subservicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Group II Certificate Insurer. No such resignation shall become effective until the Trustee or a successor servicer to such appointment shall have assumed the Subservicer's responsibilities, duties, liabilities and obligations hereunder.

                  SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.

                  The Subservicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Subservicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

                  SECTION 6.06. Compensation to the Master Servicer. The Master Servicer shall be entitled to receive the Master Servicer Fee as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer shall pay itself such Master Servicer Fee monthly from amounts on deposit in the Certificate Account. The Master Servicer shall also be entitled to all income and gain net of any losses realized from Permitted Investments in the Certificate Account and the Distribution Account, as well as any amounts in respect of prepayment penalties or late payment charges.

                  SECTION 6.07. Master Servicer Events of Default.

                  (a) "Master Servicer Event of Default" with respect to the Master Servicer, means any one of the following events:

                                 (i) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Group II Certificate Insurer;

                                 (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days;

                                 (iii) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer;

                                 (iv) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                                 (v) the Master Servicer shall default under the Insurance and Indemnity Agreement.

                  (b) If a Master Servicer Event of Default shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Trustee shall, but only at the direction of the Group II Certificate Insurer by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder; provided, however, that the rights of the Master Servicer with respect to Section 9.01, notwithstanding this subsection, shall not terminate and shall remain with the Master Servicer as of the Closing Date. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or other successor Master Servicer appointed by the Group II Certificate Insurer. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder. The Master Servicer shall promptly notify the Group II Certificate Insurer and the Rating Agencies of the occurrence of a Master Servicer Event of Default.

          Notwithstanding any termination of the activities of a Master Servicer hereunder, such Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, any amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.


                                   ARTICLE VII

                       DEFAULT; TERMINATION OF SUBSERVICER

                  SECTION 7.01.            Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events:

                                 (i) any failure by the Subservicer to deposit in the Collection Account or the Certificate Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for two Business Days and, with respect to a payment required to be made under Section
          4.01 hereof, for one calendar day, after the date on which written notice of such failure shall have been given to the Subservicer by the Trustee or the Depositor, or to the Trustee, the Group II Certificate Insurer and the Subservicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                                 (ii) any failure by the Subservicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Subservicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Subservicer by the Trustee, the Group II Certificate Insurer or the Depositor, or to the Trustee, the Group II Certificate Insurer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                                 (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                                 (iv) the Subservicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Subservicer or all or substantially all of the property of the Subservicer;

                                 (v) the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                                 (vi) If either of the following events shall occur:

          (A) With respect to the Group I Mortgage Loans, the sum (without duplication) of:

                  (1) the aggregate Stated Principal Balance of the Group I Mortgage Loans that are 30 days Delinquent multiplied by 7.40%;

                  (2) the aggregate Stated Principal Balance of the Group I Mortgage Loans that are 60 days Delinquent multiplied by 14.81%;

                  (3) the aggregate Stated Principal Balance of the Group I Mortgage Loans that are at least 90 days Delinquent (including Group I Mortgage Loans that are in foreclosure and REO Properties) multiplied by 29.61%; and

                  (4) the cumulative Realized Losses on the Mortgage Pool.

exceeds the product of (a) (i) on any date on or prior to December 1, 2003, 5.75% and (ii) on any date after December 1, 2003, 8.75% and (b) the aggregate Cut-Off Date Principal Balance with respect to the Group I Mortgage Loans; or

          (B) With respect to the Group II Mortgage Loans, any of the following shall be true:

                  (1) Delinquency Test: The Three Month Rolling Average Delinquency Rate exceeds 12% of the Stated Principal Balance of the Group II Mortgage Loans;

                  (2) Cumulative Loss Test: Cumulative Realized Losses on Group II Mortgage Loans through the last day of month preceding any date of determination are greater than the percent of the Cut-off Date Principal Balance of the Group II Mortgage Loans listed below:


            Date of Distribution                   Cumulative Loss %
            --------------------                   -----------------

               December 1998-                            1.80%
               November 1999

               December 1999-                            2.30%
               November 2000

               December 2000-                            2.60%
               November 2001

               December 2001-                            3.30%
               November 2002

               December 2002-                            3.80%
               November 2003

          December 2003 and after                        4.30%

; or

                  (3) Step Down Rolling Loss Test: The Six Month Annualized Average Loss Rate Percentage exceeds the applicable percentage listed below.

          Date of Determination                  Six Month Annualized
          ---------------------                  --------------------
                                                   Average Loss Rate
                                                   -----------------
                                                       Percentage
                                                       ----------
              December 1998-                            1.25%
              November 1999

              December 1999-                            1.35%
              November 2001

         December 2001 and after                        1.50%


                  (b) Subject to the requirements of Section 5.18, if an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee shall, but only at the direction of the Group II Certificate Insurer (or if the rights of the Group II Certificate Insurer under this Agreement have been terminated or a Group II Certificate Insurer Default exists, Holders of Certificates evidencing not less than 25%

(or 51%, in the case of the Event of Default specified in (vi) above) of the Voting rights evidenced by the Certificates) by notice in writing to the Subservicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Subservicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Subservicer of such written notice, all authority and power of the Subservicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or other successor Subservicer appointed by the Group II Certificate Insurer. The Trustee (or other successor Subservicer) shall thereupon make any Advance described in Section 4.01 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Subservicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Subservicer to pay amounts owed pursuant to Article VIII. The Subservicer agrees to cooperate with the Trustee in effecting the termination of the Subservicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee (or other successor Subservicer) of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Master Servicer shall promptly notify the Group II Certificate Insurer and the Rating Agencies of the occurrence of an Event of Default.

          Notwithstanding any termination of the activities of a Subservicer hereunder, such Subservicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Subservicer's rights and obligations as Subservicer hereunder and received after such notice, that portion thereof to which such Subservicer would have been entitled pursuant to Sections 3.08(a)(i) through
(viii), and any other amounts payable to such Subservicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

          (c) Upon the occurrence of an Event of Default, the Subservicer shall act as subservicer under this Agreement, subject to the right of removal set forth in Section 7.01(b) hereof, for an initial period commencing on the date on which such Event of Default occurred and ending on the last day of the calendar quarter in which such Event of Default occurred, which period may be extended by the Group II Certificate Insurer in its sole discretion for a succeeding quarterly period on December 31, March 31, June 30 and September 30 of each year (each such quarterly period for which the Servicer shall be designated to act as servicer hereunder, a "Term of Service"); provided that nothing in this Section 7.01(c) shall prohibit the Group II Certificate Insurer from removing the Subservicer pursuant to Section 7.01(b). In the event any Term of Service is not extended by the Group II Certificate Insurer on or before the last day of such Term of Service, the Subservicer shall be automatically terminated as subservicer under this Agreement.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  On and after the time the Subservicer receives a notice of termination pursuant to Section 7.01(b) hereof or any Term of Service is not renewed by the Group II Certificate Insurer pursuant to Section 7.01(c) hereof, the Trustee (or, if the Group II Certificate Insurer so elects, an alternate successor Subservicer designated by the Group II Certificate Insurer) shall, to the extent provided in Section 3.04, be the successor to the Subservicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Subservicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, the Trustee (or other successor Subservicer) shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Subservicer would have been entitled to if the Subservicer had continued to act hereunder. Notwithstanding the foregoing, if the Group II Certificate Insurer has not designated an alternate successor Subservicer and the Trustee has become the successor to the Subservicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which is consented to by the Group II Certificate Insurer and does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Subservicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Subservicer hereunder. Any successor Subservicer shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer (other than liabilities of the Subservicer under Section 6.03 hereof incurred prior to termination of the Subservicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Subservicer hereunder shall be effective until the Group II Certificate Insurer (or the Trustee if the rights of the Group II Certificate Insurer under this Agreement have terminated or if there is a Group II Certificate Insurer Default) shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Subservicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Group II Certificate Insurer and such successor shall agree. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Subservicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

                  Any successor to the Subservicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Subservicer is required to maintain pursuant to Section 6.05.

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of or appointment of a successor to the Subservicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Group II Certificate Insurer and to each Rating Agency.

                  (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders, the Group II Certificate Insurer notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

                                 (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                                 (ii) the Trustee shall not be liable,
          individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent or acted in bad faith or with willful misfeasance; and

                                 (iii) the Trustee shall not be liable,
          individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Group II Certificate Insurer or Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

                  SECTION 8.02. Certain Matters Affecting the Trustee.

                  (a)  Except as otherwise provided in Section 8.01:

                                 (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                                 (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                                 (iii) the Trustee shall not be liable,
          individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                                 (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Group II Certificate Insurer or Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

                                 (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

                                 (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                                 (vii) the Trustee shall not be liable,
          individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                                 (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

                                 (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the

Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

                  SECTION 8.03. Trustee Not Liable for Mortgage Loans.

                  The recitals contained herein shall be taken as the statements of the Depositor or the Subservicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Subservicer of any funds paid to the Depositor or the Subservicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Certificate Account or Distribution Account by the Depositor or the Subservicer.

                  SECTION 8.04. Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

                  SECTION 8.05. Master Servicer to Pay Trustee's Fees and Expenses.

                  The Master Servicer covenants and agrees (i) to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing by the Master Servicer and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and (ii) to pay or reimburse the Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Trustee acting in its capacity as Trustee hereunder and (B) to the extent that the Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder and (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction) and approved by the Group II Certificate Insurer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section
8.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer and the Subservicer and their respective affiliates; provided, however, that such corporation cannot be an affiliate of the Subservicer other than the Trustee in its role as successor to the Subservicer.

                  SECTION 8.07. Resignation and Removal of Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor, the Group II Certificate Insurer and the Subservicer and by mailing notice of resignation by first Class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and
(2) acceptance of appointment by a successor trustee in accordance with Section
8.08 and meeting the qualifications set forth in Section 8.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Group II Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Subservicer and one copy of which shall be delivered to the successor trustee.

                  The Group II Certificate Insurer (or Holders evidencing at least 51% of the Voting Rights of each Class of Certificates if the rights of the Group II Certificate Insurer have terminated or a Group II Certificate Insurer Default exists) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Group II Certificate Insurer (or Holders or their attorneys-in-fact duly authorized if the rights of the Group II Certificate Insurer have terminated or a Group II Certificate Insurer Default exists) one complete set of which instruments shall be delivered by the successor Trustee to the Subservicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

                  SECTION 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Subservicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

                  No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Subservicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Group II Certificate Insurer, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Subservicer and the Trustee may consider necessary or desirable. The Trustee shall be ultimately liable for the actions of any co-trustee. If the Subservicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                                 (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Subservicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Subservicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                                 (ii) No trustee hereunder shall be held
          personally liable by reason of any act or omission of any other trustee hereunder; and

                                 (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Subservicer and the Depositor.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11. Tax Matters.

                  It is intended that each of the Master REMIC and Subsidiary REMIC shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of each of the Master REMIC and Subsidiary REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the Master REMIC and Subsidiary REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the Master REMIC and Subsidiary REMIC; (c) make or cause to be made elections, on behalf of each of the Master REMIC and Subsidiary REMIC to be treated as a REMIC on the federal tax return of each of the Master REMIC and Subsidiary REMIC for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the Master REMIC and Subsidiary REMIC at all times that any Certificates are outstanding so as to maintain the status of each of the Master REMIC and Subsidiary REMIC as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of each of the Master REMIC and Subsidiary REMIC; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the Master REMIC and Subsidiary REMIC prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each of the Master REMIC and Subsidiary REMIC, including but not limited to the income, expenses, assets and liabilities of each of the Master REMIC and Subsidiary REMIC, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent each of the Master REMIC and Subsidiary REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each of the Master REMIC and Subsidiary REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either the Subsidiary REMIC or the Master REMIC, and otherwise act on behalf of either the Subsidiary REMIC or the Master REMIC in relation to any tax matter involving either the Subsidiary REMIC or the Master REMIC or controversy involving the Trust Fund.

                  In order to enable the Master Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Master Servicer within 10 days after the Closing Date all information or data that the Master Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Master Servicer promptly upon written request therefor, any such additional information or data that the Master Servicer may, from time to time, request in order to enable the Master Servicer to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Master Servicer for any losses, liabilities, damages, claims or expenses of the Master Servicer arising from any errors or miscalculations of the Master Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Master Servicer on a timely basis.

                  In the event that any tax is imposed on "prohibited transactions" of either the Subsidiary REMIC or the Master REMIC as defined in
Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Master Servicer, if any such other tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, (ii) (x) the Subservicer, in the case of any such minimum tax, and (y) any party hereto (other than the Master Servicer) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class IB Certificates, second, to the Class IM-2 Certificates, third, to the Class IM-1 Certificates, and fourth, to the Group I Class A Certificates and the Group II Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

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
                  Section 8.12  Trustee to Provide Information.

          From time to time, at the request of the Group II Certificate Insurer, the Trustee shall report to the Group II Certificate Insurer with respect to its actual knowledge, without any independent investigation, of any breach of any of the representations or warranties relating to individual Group II Mortgage Loans set forth herein. The Trustee shall also provide the Group II Certificate Insurer such other information as may be reasonably requested by it.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

                  Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Subservicer, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the repurchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in each Loan Group at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate provided that with respect to the Group II Mortgage Loans, such amount shall not be less than all unpaid and accrued interest on the Group II Class A Certificates, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to the exercise of such repurchase, together with any unreimbursed Master Servicing Fees; provided, however, that the sum of the amounts determined pursuant to clauses (i) and
(iii) above with respect to the Loan Group being repurchased may not be less than the Group I Certificate Principal Balance or the Group II Certificate Principal Balance, as applicable, as of the date of determination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                  The right to repurchase all Mortgage Loans and REO Properties in a Loan Group pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans in such Loan Group.

                  SECTION 9.02. Final Distribution on the Certificates.

                  If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder or (ii) the Master Servicer determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the office of the Master Servicer. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 10 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor, the Subservicer, the Group II Certificate Insurer and the Trustee of the date such electing party intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

                  Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency and the Group II Certificate Insurer at the time such notice is given to Certificateholders.

                  In the event such notice is given, the Master Servicer shall cause all funds in the Collection Account and the Certificate Account to be deposited in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

                  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders and the Group II Certificate Insurer of each Class the amounts allocable to such Certificates and the Group II Certificate Insurer held in the Distribution

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



Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

                  In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

                  SECTION 9.03. Additional Termination Requirements.

                  (a) In the event the Master Servicer exercises its purchase option on both of the Group I Mortgage Loans and the Group II Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section
9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                       The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, which shall in turn specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Subservicer;

                       During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

                       At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.


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



                  (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

                  (c) The Master Servicer as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in
Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  SECTION 10.01. Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Subservicer, the Master Servicer and the Trustee with the consent of the Group II Certificate Insurer, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, or to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided, however, that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

                  Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee, the Depositor, the Subservicer and the Master Servicer with the consent of the Group II Certificate Insurer, may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

                  This Agreement may also be amended from time to time by the Depositor, the Subservicer, the Master Servicer and the Trustee with the consent of the Group II Certificate Insurer, and the Holders of each Class of Certificates affected thereby evidencing not less than 51% of the Voting Rights of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

                  SECTION 10.02 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 10.03 Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE
CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  SECTION 10.04 Intention of Parties.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

                  The Depositor for the benefit of the Certificateholders and the Group II Certificate Insurer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders and the Group II Certificate Insurer.

                  SECTION 10.05 Notices.

                  (a) The Master Servicer shall use its best efforts to promptly provide notice to each Rating Agency and the Group II Certificate Insurer with respect to each of the following of which it has actual knowledge:

                                 (i) Any change or amendment to this Agreement;

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



                                 (ii) The occurrence of any Event of Default that has not been cured;

                                 (iii) The resignation or termination of the Master Servicer, the Subservicer or the Trustee and the appointment of any successor;

                                 (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12; and

                                 (v) The final payment to Certificateholders.

                  The Master Servicer shall promptly furnish to each Rating Agency and the Group II Certificate Insurer copies of the following:

                                 (i) Each report to Certificateholders described in Section 4.04;

                                 (ii) Each annual statement as to compliance described in Section 3.17; and

                                 (iii) Each annual independent public
          accountants' servicing report described in Section 3.18.

                  (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Chase Funding, Inc., 300 Tice Boulevard, 3rd Floor North, Woodcliff Lake, New Jersey 07675, Attention: Structured Finance; (b) in the case of the Subservicer, Advanta Mortgage Corp. USA, 10790 Rancho Bernardo Road, San Diego, California 92127, Attention: Senior Vice President, Loan Servicing; (c) in the case of the Trustee, Citibank, N.A., 111 Wall Street, 5th Floor, Zone 1, New York, New York 10043, Attention: Structured Finance Department; (d) in the case of the Master Servicer, 343 Thornall Street, Edison, New Jersey 08837,
Attention: Structured Finance (with a copy to The Chase Manhattan Bank, 450 West 33rd Street, New York, New York, 10001, Attention: Structured Finance Services);
(e) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Attention: Mortgage Surveillance, 25 Broadway, 20th Floor, New York, NY 10007, (ii) Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004 and (iii) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Group; (f) in the case of the Group II Certificate Insurer, 350 Park Avenue, New York, New York 10021 Attn: Surveillance Dept. Re: Chase Funding, Series 1998-2 and (g) in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first Class postage prepaid, to their respective addresses appearing in the Certificate Register.

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



                  SECTION 10.06 Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 10.07 Assignment.

                  Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Subservicer without the prior written consent of the Trustee, Depositor and the Group II Certificate Insurer

                  SECTION 10.08 Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 10.09 Inspection and Audit Rights.

                  The Subservicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Group II Certificate Insurer or the Trustee during the Subservicer's normal business hours, to examine all the books of account, records, reports and other papers of the Subservicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Subservicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this
Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Subservicer.

                  SECTION 10.10 Certificates Nonassessable and Fully Paid.

                  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

                                      * * *

                  IN WITNESS WHEREOF, the Depositor, the Subservicer, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                       CHASE FUNDING, INC.,
                                        as Depositor


                                       By:______________________________________
                                       Name:
                                       Title:


                                       ADVANTA MORTGAGE CORP. USA,
                                        as Subservicer


                                       By:______________________________________
                                       Name:
                                       Title:


                                       CHASE MANHATTAN MORTGAGE CORPORATION,
                                        as Master Servicer


                                       By:______________________________________
                                       Name:
                                       Title:


                                       CITIBANK, N.A.,
                                        not in its individual capacity,
                                        but solely as Trustee


                                       By:______________________________________
                                       Name:
                                       Title:

                                    EXHIBIT A

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE MASTER SERVICER, THE SUBSERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, ADVANTA MORTGAGE CORP., USA THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE MASTER SERVICER.



                             CLASS IA-1 CERTIFICATE

Number 98-1-IA-1-1                                Original Denomination
                                                  $

Cut-off Date:  December 1, 1998                   Final Scheduled
                                                  Distribution Date:

First Distribution Date:                          Aggregate Initial Certificate
January 25, 1998                                  Balance of all Class IA-1
                                                  Certificates: $

Pass-Through Rate:                                CUSIP:

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  Series 1998-2

evidencing an ownership interest in distributions allocable to the Class IA-1-1 Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

                  Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

                  This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class IA-1 Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Advanta Mortgage Corp., USA (the "Subservicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of December 1, 1998 among the Depositor, the Subservicer, Chase Manhattan Mortgage Corporation (the "Master Servicer") and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates, designated as Mortgage Loan Asset-Based Certificates, Series 1998-2, Class IA-1 (the "Class IA-1 Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 1998-2, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and Class IA-6 Certificates (collectively, with the Class IA-1 Certificates, the "Group I Class A Certificates"), Class IIA-1 and Class IIA-2 Certificates (together, the "Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), and Class IB Certificates (the "Class IB Certificates").

         The Group I Class A Certificates, the Group II Class A Certificates, the Mezzanine Group I Certificates and the Class IB Certificates are collectively referred to herein as the "Certificates".

         Pursuant to the terms of the Agreement, the Master Servicer will distribute from funds in the Distribution Account the amount as described on the reverse hereof on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on January 25, 1998. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Master Servicer in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Master Servicer or at such other office as may be designated by such notice of final distribution.

         The Master Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Master Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Master Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Master Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Master Servicer, for that purpose and specified in such notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.



Dated:  December 18, 1998                     Chase Funding, Inc.

                                              By:_______________________________
                                                 Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Class IA-1
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent


By:____________________________________
   Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  SERIES 1998-1

                  This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-1, issued in six Classes of Group I Class A Certificates, two Classes of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates and one Class of Class IB Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

                  Following the initial issuance of the Certificates, the Principal Balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current Principal Balance by inquiry of the Master Servicer.

                  The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Master Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Master Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Master Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Master Servicer, or, if an Authenticating Agent has been appointed under Section 5.10, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Master Servicer or at such other office as may be designated by such notice of final distribution.

                  No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Master Servicer may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Subservicer, the Master Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Subservicer, the Master Servicer nor the Trustee will be affected by notice to the contrary.

                  The Agreement may be amended from time to time by the Depositor, the Subservicer, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  The Agreement may also be amended from time to time by the Depositor, the Subservicer, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 51% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

                  For federal income tax purposes, the Trust Fund includes two segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). As described more fully herein and in the Prospectus, the Certificates, other than the Residual Certificates, will constitute "regular interests" in the Master REMIC. The Residual Certificates will represent the sole class of "residential interests" in both the Master REMIC and the Subsidiary REMIC.

                  The respective obligations and responsibilities of the Depositor, the Subservicer, the Master Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Master Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans; such Loan Group is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the Cut-Off Date, so long as the Master Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such Distribution Date; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) 32 years after the Closing Date and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                              [FORM OF ASSIGNMENT]


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF
ASSIGNEE)

------------------------------------------



-------------------------------------------------------------
(Please Print or Type Name and Address of Assignee)



-------------------------------------------------------------
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



__________________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)                 _______________________________
                                     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT B

                                   [RESERVED]

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN EACH OF TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SUBSERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, ADVANTA MORTGAGE CORP.,USA, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS R CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN (A "PLAN") WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS

EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995), AND THE
CONDITIONS SET FORTH IN SECTION I AND SECTION III OF PTCE 95-60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND HOLDING OF THE CERTIFICATES, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE SUBSERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) RELATING TO THE CERTIFICATES.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.



                               CLASS R CERTIFICATE


Number 98-1-R-1                          Percentage Interest: 100%

Cut-off Date: December 1, 1998                 Pass-Through Rate: Variable

First Distribution Date:
January 25, 1998

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  Series 1998-2

evidencing an ownership interest in distributions allocable to the Class R certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                               CHASE FUNDING, INC.


                  This certifies that CHASE HOME MORTGAGE CORPORATION OF THE SOUTHEAST is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Original Denomination of all Class R Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (the "Master Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of December 1, 1998 among the Depositor, Advanta Mortgage Corp., USA, as Subservicer (the "Subservicer"), the Master Servicer and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2, Class R (the "Class R Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 1998-2, Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and Class IA-6 Certificates (collectively, the "Group I Class A Certificates"), Class IIA-1 and Class IIA-2 Certificates (together, the Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), and Class IB Certificates (the "Class IB Certificates"). The Group I Class A Certificates, Group II Class A Certificates, Mezzanine Group I Certificates and Class IB Certificates are collectively referred to herein as the "Certificates")

         Pursuant to the terms of the Agreement, the Master Servicer will distribute from funds in the Distribution Account the amount as described on the reverse hereof on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on January 25, 1998. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Master Servicer or at such other office as may be designated by such notice of final distribution.

                  The Master Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Master Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Master Servicer, or, if an Authenticating has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Master Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Master Servicer, for that purpose and specified in such notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated: December 18, 1998                        CHASE FUNDING, INC.


                                             By:_____________________________
                                                Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class R
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK
  as Authenticating Agent


By:________________________
   Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  SERIES 1998-2


                  This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2, issued in six Classes of Group I Class A Certificates, two Classes of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates and one Class of Class IB Certificates, each evidencing an interest in certain Distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

                  The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Master Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Master Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Master Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Master Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final Distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such Distribution and only upon presentation and surrender of this Certificate at the office of the Master Servicer or at such other office as may be designated by such notice of final Distribution.

                  No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee, or, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Subservicer, the Master Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Subservicer, the Authenticating Agent nor the Trustee will be affected by notice to the contrary.

                  The Agreement may be amended from time to time by the Depositor, the Master Servicer, the Subservicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  The Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Subservicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 51% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

                  For federal income tax purposes, the Trust Fund includes two segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates, other than the Residual Certificates, will constitute "regular interests" in the Master REMIC. The Residual Certificates will represent the sole class of "residual interests" in both the Master REMIC and the Subsidiary REMIC.

                  The respective obligations and responsibilities of the Depositor, the Subservicer, the Master Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Master Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the Cut-Off Date, so long as the Master Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) 32 years after the Closing Date and
(ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                              [FORM OF ASSIGNMENT]


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION
NUMBER OF ASSIGNEE)

------------------------------------------



-------------------------------------------------------------
(Please Print or Type Name and Address of Assignee)



-------------------------------------------------------------
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



__________________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)              _______________________________
                                  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.
(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT E

                                   [RESERVED]

                                    EXHIBIT F

                           SCHEDULE OF MORTGAGE LOANS

                           On file with the Servicer.

                                    EXHIBIT G

                                   [RESERVED]

                                    EXHIBIT H

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey   07675

    Re: Pooling and Servicing Agreement dated as of December 1, 1998 among Chase Funding, Inc. as depositor, Advanta Mortgage Corp., USA, as subservicer, Chase Manhattan Mortgage Corporation, as master servicer and Citibank, N.A., as trustee, Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2


Ladies and Gentlemen:

                  In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

                  (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

                  (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

                  (iii) Such documents have been reviewed by it and such documents do not contain any material omissions or defects within the meaning of
Section 2.01 or 2.02.

                  The Trustee further certifies that as to each Mortgage Loan, the Trustee holds the Mortgage Note without any Responsible Officer of the Trustee having received written notice (a) of any adverse claims, liens or encumbrances, (b) that any Mortgage Note was overdue or has been dishonored, (c) of evidence on the face of any Mortgage Note or

Mortgage of any security interest therein, or (d) of any defense against or claim to the Mortgage Note by any other party.

                  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (G), inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                 CITIBANK, N.A.,
                                 as Trustee

                                 By:      _____________________________
                                          Name:________________________
                                          Title:_______________________

                                    EXHIBIT I

                           FORM OF TRANSFEREE'S LETTER
                CHASE FUNDING, INC., CHASE FUNDING MORTGAGE LOAN
                    ASSET-BACKED CERTIFICATES, SERIES 1998-2

                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey   07675

Ladies and Gentlemen:

              We propose to purchase Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2, Class R, described in the Prospectus Supplement, dated December __, 1998, and Prospectus, dated December __, 1998.

              1. We certify that (a) we are not a disqualified organization and
(b) we are not purchasing such Class R Certificates on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

              2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificates, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificates, and (d) we intend to pay any taxes associated with holding the Class R Certificates as they become due.

              3. We acknowledge that we will be the beneficial owner of the Class R Certificates and:1/


             ______     The Class R Certificates will be registered in our name.

             ______ The Class R Certificates will be held in the name of our nominee,
                        _________________, which is not a disqualified organization.

                  4. Unless Chase Funding, Inc. ("Chase Funding") has consented to the transfer to us by executing the form of Consent affixed hereto as Appendix B, we certify that we are a U.S. person; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificates to us absolutely null and void and shall cause no rights in the Class R Certificates to vest in us.

                  5. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificates, we will transfer such interest in the Class R Certificates only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificates on behalf of a disqualified organization, (ii) is a U.S. person and
(iii) has delivered to Chase Funding a letter in the form of this letter (including the affidavit appended hereto) and, if requested by Chase Funding, an opinion of counsel (in a form acceptable to Chase Funding Inc.) that the proposed transfer will not cause the interest in the Class R Certificates to be held by a disqualified organization or a person who is not a U.S. person or (b) with the written consent of Chase Funding.

--------------------

1/ Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                  6. We hereby designate Chase Manhattan Mortgage Corporation as our fiduciary to act as the tax matters person for the Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2 REMIC.

                                Very truly yours,

                                [PURCHASER]


                                By:      _______________________________
                                         Name:
                                         Title:

Accepted as of __________ __, 199_


Chase Funding, Inc.

By:      __________________________       __________________________
         Name:
         Title:

                                   APPENDIX A

                                    Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement


Under penalties of perjury, the undersigned declares that the following is true:

(1)      He or she is an officer of _________________________(the "Transferee"),

(2)      the Transferee's Employee Identification number is __________,

(3) the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2, Class R on behalf of a disqualified organization or any other entity,

(4) unless Chase Funding, Inc. ("Chase Funding") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person"
         (as defined below),

(5) that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

(6)      the Transferee has historically paid its debts as they became due,

(7) the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

(8) the Transferee understands that, as beneficial owner of the Class R Certificates, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates,

(9) the Transferee intends to pay any taxes associated with holding the Class R Certificates as they become due, and

(10) the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Chase Funding (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization;

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. person" means a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust

        ____________________________________



         By:_______________________

       _____________________________________



         Address of Investor for receipt of distribution:


         Address of Investor for receipt of tax information:

         (Corporate Seal)

         Attest:



         ________________________, Secretary

         Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.


         Subscribed and sworn before me this______day of______, 19__.



   _________________________________
         Notary Public

         County of ______
         State of _______
         My commission expires the______day of______

                                           By:      ____________________________
                                                    Name:   ____________________
                                                    Title:  ____________________

Dated: _____________

                                   APPENDIX B

                                     CONSENT



_________________________ (Transferee)
_________________________
_________________________

Ladies and Gentlemen:

                  Chase Funding, Inc. ("Chase") hereby consents to the transfer to, and registration in the name of, the Transferee (or, if applicable, registration in the name of such Transferee's nominee of the Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2, Class R described in the Transferee's Letter to which this Consent is appended, notwithstanding Chase Funding's knowledge that the Transferee is not a U.S. person (as defined in such Transferee's Letter).



                               Chase Funding, Inc.

Dated:_______________________________    By: ___________________________________

                                    EXHIBIT J

                       FORM OF TRANSFEROR CERTIFICATE FOR
                              CLASS R CERTIFICATES

Chase Funding, Inc.
300 Tice Boulevard
Woodcliff Lake, NJ  07675

Citibank, N.A., as Trustee
111 Wall Street
5th Floor, Zone 1
New York, NY  10043

         RE: Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2

Ladies and Gentlemen:

         In connection with our disposition of the Class R Certificates, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act and
(c) if we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 1, 1998, among Chase Funding, Inc., as Depositor, Advanta Mortgage Corp., USA as Subservicer, Chase Manhattan Mortgage Corporation as Master Servicer and Citibank, N.A., as Trustee.


                                                  Very truly yours,

                                                  ______________________________
                                                  Name of Transferor

                                                  By:___________________________
                                                  Name:
                                                  Title

                                    EXHIBIT K

                            FORM OF INVESTMENT LETTER
                              (Accredited Investor)

                                     [DATE]

Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey   07675

Re: Pooling and Servicing Agreement dated as of December 1, 1998 among Chase Funding, Inc. as depositor, Advanta Mortgage Corp., USA, as subservicer, Chase Manhattan Mortgage Corporation, as master servicer and Citibank, N.A., as trustee, Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2
      [Class IB-]


Ladies and Gentlemen:

                  ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 1998-2, [Class IB-] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among Chase Funding, Inc. as depositor (the "Depositor"), Advanta Mortgage Corp., USA as subservicer (the "Subservicer"), Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer") and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                  1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

                  2. The Certificates will bear a legend to the following effect:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE MASTER SERVICER SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE MASTER SERVICER (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

                  NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE DEPOSITOR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN (A "PLAN") WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995), AND THE CONDITIONS SET FORTH IN SECTION I AND
                  SECTION III OF PTCE 95-60 ARE SATISFIED WITH RESPECT TO THE PURCHASE AND HOLDING OF THE CERTIFICATES, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF

                  ERISA, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 CPR ss.2510.3-101 AND TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE SUBSERVICER, THE MASTER SERVICER, THE DEPOSITOR OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE
                  CODE) RELATING TO THE CERTIFICATES.

                  3. The Purchaser is acquiring the Transferred Certificates for its own account [for investment only]**/ and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

                  4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

                  5. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with

--------------------

**/      Not required of a broker/dealer purchaser.

respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                  6. [This paragraph may be deleted if the Purchaser provides the Opinion of Counsel referred to in clause (ii) of Section 5.02(b) of the Pooling and Servicing Agreement.] The Purchaser either (A) is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), and is not directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan or (B) is an insurance company and the source of funds for the purchase of the certificates is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995), and the conditions set forth in Section I and III of PTCE 95-60 are satisfied with respect to the purchase and holding of the Certificates.

                  7. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit L to the Pooling and Servicing Agreement.

                  8. The Purchaser agrees to indemnify the Trustee, the Master Servicer, the Subservicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                Very truly yours,

                                [PURCHASER]

                                By:_____________________________________________
                                   Name:
                                   Title:

                                    EXHIBIT L

                       FORM OF RULE 144A INVESTMENT LETTER
                         (Qualified Institutional Buyer)

                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey   07675

Chase Manhattan Mortgage Corporation
c/o The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York   10001

Re: Pooling and Servicing Agreement dated as of December 1, 1998 among Chase Funding, Inc. as depositor, Advanta Mortgage Corp., USA, as subservicer, Chase Manhattan Mortgage Corporation, as master servicer and Citibank, N.A., as trustee, Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-2 [Class IB-]
Ladies and Gentlemen:

                  ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Asset-Backed Certificates, Series 1998-2, [Class IB-] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among Chase Funding, Inc. as depositor (the "Depositor"), Advanta Mortgage Corp., USA, as subservicer (the "Subservicer"), Chase Manhattan Mortgage Corporation, as master servicer ("Master Servicer"), and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                  In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities

Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) we are not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"), nor are we directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan [or alternatively, in the case of an insurance company, is an insurance company and the source of funds for the purchase of the certificates] is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 50 Fed. Reg. 35925 (July 12, 1995), and the conditions set forth in Section I and Section III of PTCE 95-60 are satisfied with respect to the purchase and holding of the Certificates, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

         We agree to indemnify the Trustee, the Master Servicer, the Subservicer and the Depositor against any liability that may result from any misrepresentation made herein.


                                Very truly yours,

                                [PURCHASER]


                                By: ____________________________________________
                                    Name:
                                    Title:

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________*/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                    ____ Corporation, etc. The Buyer is a corporation (other
                         than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
                         Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                    ____ Bank. The Buyer (a) is a national bank or banking
                         institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.



--------------------

* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

          ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

          ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

          ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

                  3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Date: __________________________________

                                                                         ANNEX 2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                    ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                    ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
                         144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 IF AN ADVISER:


                                 _______________________________________________
                                 Print Name of Buyer

                                 Date: _________________________________________

                                    EXHIBIT M

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Citibank, N.A.
         111 Wall Street
         5th Floor, Zone 1
         New York, NY 10043 Citibank, N.A.

         Re:

         In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______       1.    Mortgage Paid in Full
_______       2.    Foreclosure
_______       3.    Substitution
_______       4.    Other Liquidation
_______       5.    Nonliquidation     Reason:__________________________________

                                       By:  ____________________________________
                                                      (authorized signer)

                                       Issuer:  ________________________________

                                       Address: ________________________________

                                       Date:    ________________________________
Trustee
Citibank, N.A.
Please acknowledge the execution of the above request by your signature and date below:
----------------------------                                  -----------------
Signature                                                     Date

Documents returned to Trustee:
----------------------------                                  -----------------
Trustee                                                       Date